UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Vireo Growth Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL GENERAL MEETING OF THE SHAREHOLDERS OF

VIREO GROWTH INC.

AND MANAGEMENT INFORMATION CIRCULAR

TO BE HELD ON FRIDAY, JUNE 20, 2025
AT 10:00 A.M. (CENTRAL TIME)

May 9, 2025
This proxy statement is dated May 9, 2025, and is first being made available to shareholders on May 9, 2025
i

VIREO GROWTH INC.
207 South 9th Street, Minneapolis, Minnesota 55402
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN that, an annual general meeting (the “Meeting”) of holders (“Shareholders”) of the subordinate voting shares (the “Subordinate Voting Shares”) and multiple voting shares (the “Multiple Voting Shares”), each without par value (collectively, the “Vireo Shares”) of Vireo Growth Inc. (“Vireo”) will be held on Friday, June 20, 2025 at 10 a.m. Central Time via live webcast at www.virtualshareholdermeeting.com/VREOF2025. You will not be able to attend the Meeting in person. Information for accessing and participating at the Meeting is available at https://materials.proxyvote.com/Approved/EPLST1/20241125/OTHER_591125.PDF. Online check-in will begin at 9:30 a.m. Central Time, and we encourage you to allow ample time for the online check-in procedures. The accompanying proxy statement and management information circular (the “Circular”) contains defined terms.
The Meeting is being called for the following purposes:
1.	to elect the five nominees proposed by management of Vireo as directors of Vireo for the ensuing year;
2.	to appoint Davidson & Company LLP as the auditors of Vireo for the ensuing year and to authorize the board of directors of Vireo (the “Board”) to fix their remuneration; and
3.	to transact such further or other business as may properly come before the Meeting or any other adjournments or postponements thereof.
At the Meeting, Shareholders will also receive the audited consolidated financial statements of Vireo for the fiscal years ended December 31, 2024 and 2023 and the reports of the auditors thereon. No shareholder vote is required in connection with this item.
As permitted by the rules adopted by the Securities and Exchange Commission (the “SEC”), we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a printed copy of our proxy materials (i.e., the Notice of Annual General Meeting of Shareholders, the Circular, and our 2024 Annual Report to Shareholders, and a form of proxy card or voting instruction form). The Notice of Internet Availability contains instructions on how to access those documents via the Internet and how to submit your proxy. The Notice of Internet Availability also contains instructions on how to request a printed copy of our proxy materials. Shareholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail. You may also access the audited annual consolidated financial statements of Vireo for the years ended December 31, 2024 and 2023 and the reports of the auditors thereon. No vote is required in connection with this matter.
We are relying on certain exemptions from Canadian securities legislation for compliance with SEC notice and access rules, which permit a reporting issuer to use a delivery method permitted under U.S. federal securities law under certain circumstances.
Specific details of the matters proposed to be put before the Meeting are set forth in the Circular which accompanies this Notice of Annual General Meeting of Shareholders (the “Notice of Meeting”). The Board is not aware of any other business to be presented for a vote at the Meeting.
The record date for determining the Shareholders entitled to receive notice of and vote at the Meeting is the close of business on May 6, 2025 (the “Record Date”). Only Shareholders whose names have been entered in the register of Shareholders as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. As of the Record Date, (i) the number of Subordinate Voting Shares outstanding and entitled to vote at the Meeting is 339,475,288, each of which is entitled to one vote; and (ii) the number of Multiple Voting Shares outstanding and entitled to vote at the Meeting is 278,100, each of which is entitled to 100 votes.
ii

Whether or not you are able to virtually attend the Meeting, you are encouraged to provide voting instructions as soon as possible by (1) dating, signing and promptly returning the proxy card in the envelope provided to you, if you receive a printed copy of the proxy materials, or (2) using the methods of voting described on your proxy card, voting instruction form or Notice of Internet Availability. To be counted at the Meeting, a Shareholder’s proxy or voting instructions must be received by 11:59 p.m. Eastern Time on June 18, 2025, or if the Meeting is postponed or adjourned, at least 48 hours (excluding non-business days) prior to the date of the postponed or adjourned Meeting. Please note, if you received a voting instruction form and you hold your Vireo Shares through a broker or other intermediary, you must provide your instructions to your broker, investment dealer or other intermediary as specified in the voting instruction form and by the deadline set out therein (which may be an earlier time than set out above). Vireo reserves the right to accept late proxies and to waive the proxy cut-off, with or without notice, but is under no obligation to accept or reject any particular late proxy.
The Board unanimously recommends that Shareholders vote “FOR” the election of the five nominees to the Board in Proposal 1 and “FOR” the appointment and remuneration of auditors in Proposal 2.
Shareholders who are planning to provide voting instructions in accordance with the Notice of Internet Availability or voting instruction form are encouraged to review the Circular carefully before submitting such form.
DATED as of May 9, 2025

BY ORDER OF THE BOARD OF DIRECTORS
/s/ John Mazarakis
Name: John Mazarakis
Title: Chief Executive Officer and Co-Executive Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for
the Shareholders Meeting to Be Held on Friday, June 20, 2025

The Notice of Meeting, the Circular, form of proxy and Annual Report to Shareholders are available on the internet at the following website: www.proxyvote.com
And under Vireo’s profiles on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov
iii

PROXY STATEMENT

This Circular includes forward-looking statements. These statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect Vireo’s business, operations, future results and financial condition, see “Risk Factors” in Vireo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on March 4, 2025 and the Canadian Securities Authorities under Vireo’s profile on SEDAR+ at www.sedarplus.ca.

VIREO GROWTH INC.
207 South 9th Street, Minneapolis, Minnesota 55402
PROXY STATEMENT / MANAGEMENT INFORMATION CIRCULAR
This proxy statement and management information circular (the “Circular”) is being furnished in connection with the solicitation of proxies by the board of directors of Vireo Growth Inc. (“Vireo”) for use at the annual general meeting (the “Meeting”) of its shareholders (the “Shareholders”) to be held at the date, time and place and for the purposes set forth in the attached Notice of Annual General Meeting of Shareholders (the “Notice of Meeting”).
NOTICE REGARDING INFORMATION
When used in this Circular, the terms “Vireo,” “we,” “our,” “us” and the “Company” refer to Vireo Growth Inc. and our consolidated subsidiaries; and the term “fiscal year” refers to our fiscal year, which is based on a 12-month period ending December 31 of each year (e.g., fiscal year 2024 refers to the 12-month period ended December 31, 2024).
Unless otherwise specifically stated, information contained in this Circular is given as of May 9, 2025. This Circular is dated May 9, 2025, and is first being mailed to the Shareholders on or about May 9, 2025. Unless otherwise specifically stated, all references to dollars or to “$” are references to United States dollars.
This Circular does not constitute an offer to buy, or a solicitation of an offer to sell, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.
Shareholders should not construe the contents of this Circular as legal, tax or financial advice and should consult with their own legal, tax, financial or other professional advisors.

QUESTIONS AND ANSWERS ABOUT THE MEETING
The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Meeting. The following questions and answers may not include all the information that is important to the Shareholders. We urge the Shareholders to carefully read this entire Circular, including the documents referred to herein.
Why am I receiving these materials?
We are providing this Circular and related meeting materials to you in connection with the solicitation, by the board of directors of Vireo (the “Board”), of proxies to be voted at the Meeting. You are receiving this Circular because you were a Shareholder as of the close of business on May 6, 2025 (the “Record Date”). The Notice of Meeting provides notice of the Meeting, and this Circular describes the proposals presented for Shareholder action and includes information required to be disclosed to Shareholders. This solicitation of your proxy or proxies (your vote) is made on behalf of the management of Vireo. The cost of this solicitation will be borne by Vireo.
It is expected that the solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally or by telephone, email, internet, facsimile transmission or other electronic or other means of communication by directors, officers, employees, agents or other representatives of Vireo.
What is a Proxy?
A form of proxy is a document that authorizes someone to attend the Meeting and cast your votes for you. You may vote your shares by proxy by (1) dating, signing and promptly returning the proxy card in the envelope provided to you, if you received a printed copy of the proxy materials, or (2) following the instructions set forth on your proxy card, voting instruction form or Notice of Internet Availability. You can also use any other legal form of proxy.
When and where is the Meeting?
The Meeting will be held on June 20, 2025 at 10:00 a.m. Central Time, exclusively through remote communication in a virtual meeting format. You will not be able to attend the Meeting in person. The live webcast will be available at www.virtualshareholdermeeting.com/VREOF2025.
What is Vireo proposing?
At the Meeting, you will be asked to consider and vote upon the following proposals:
To elect the five nominees proposed by management of Vireo as directors of Vireo for the ensuing year; and
To appoint Davidson & Company LLP as the auditors of Vireo for the ensuing year and to authorize the Board to fix their remuneration.
At the Meeting, Shareholders will also receive the audited annual consolidated financial statements of Vireo for the fiscal years ended December 31, 2024 and 2023 (the “Audited Financial Statements”), and the reports of the auditors thereon. No shareholder vote is required in connection with this matter.
What are the Board’s recommendation as to how I should vote on these proposals?
The Board unanimously recommends that Shareholders vote “FOR” the election of the five nominees to the Board in Proposal 1 and “FOR” the appointment and remuneration of auditors in Proposal 2.
Who may vote at the Meeting and how are votes counted?
Only record holders of the subordinate voting shares (the “Subordinate Voting Shares”) and multiple voting shares (the “Multiple Voting Shares”) each without par value (collectively, the “Vireo Shares”) of Vireo, as of the Record Date (the “Registered Shareholders”) will be entitled to vote at the Meeting. On the Record Date, Vireo had 339,475,288 Subordinate Voting Shares and 278,100 Multiple Voting Shares outstanding. On each matter to be voted upon at the Meeting, each outstanding Multiple Voting Share entitles the holder to 100 votes; and each outstanding Subordinate Voting Share entitles the holder to one vote.

How do I attend and participate at the Meeting?
Vireo is holding the Meeting as a completely virtual meeting, which means the Meeting will be conducted via live webcast. In order to participate or vote at the Meeting, you must access www.virtualshareholdermeeting.com/VREOF2025 to log-in on the day of the Meeting and enter your control number located on your Notice of Internet Availability, proxy card, voting instruction form (“VIF”) or received via email from Broadridge. Shareholders will not be able to attend the Meeting in person.
If you have previously voted, you do not need to vote again when the polls open. By voting at the Meeting, you will revoke your previous voting instructions received prior to the voting cut-off.
Guests may attend the Meeting online at www.virtualshareholdermeeting.com/VREOF2025 in a listen-only mode and will not be able to participate or vote at the Meeting.
How do I submit my vote?
Voting by Proxy before the Meeting — Registered Shareholders
If you are a Registered Shareholder as of the Record Date, you can vote by proxy by:
•
Internet – You can vote via the internet by following the instructions on your Notice of Internet Availability or proxy card. You will need the control number on your Notice of Internet Availability or proxy card.

•	Telephone – You can vote by telephone toll-free by following the instructions on your proxy card. You will need the control number on your Notice of Internet Availability or proxy card.
•	Mail – If you received a printed copy of the proxy materials, you can vote by completing, signing and returning the proxy card in the envelope provided.
If you are voting by proxy, you must ensure that the proxy is received not later than 11:59 p.m. Eastern Time on June 18, 2025, or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours, Saturdays, Sundays and holidays excepted, prior to the time of the adjournment or postponement. The time limit for the delivery of proxies may also be waived or extended by the Chair of the Meeting at his or her discretion, without notice.
Voting by Proxy before the Meeting — Beneficial Shareholders
If you are a Beneficial Shareholder as of the Record Date, you can vote following the instructions received from your broker, investment dealer, bank, trust company, custodian, nominee, or other intermediary (an “Intermediary”).
Voting at the Meeting
Shareholders as of the Record Date may vote at the Meeting. In order to vote during the Meeting, you must access www.virtualshareholdermeeting.com/VREOF2025 to log-in on the day of the Meeting and enter your control number located on your Notice of Internet Availability, proxy card, VIF or received via email from Broadridge.
Can I change my vote or revoke my proxy?
Yes. In addition to revocation in any other manner permitted by law, a Registered Shareholder who has given a proxy may revoke it by:
•
Executing a proxy card bearing a later date or executing a valid notice of revocation, either of the foregoing to be executed by the Registered Shareholder or the Registered Shareholder’s authorized attorney in writing, or, if the Registered Shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the proxy card bearing a later date to Broadridge or to Vireo’s office at 207 South 9th Street, Minneapolis, Minnesota 55402 USA, provided that the proxy card or notice of revocation must be received no later than 11:59 p.m. Eastern Time on June 18, 2025, or in the case of an adjournment or postponement, no later than 48 hours prior to the date of the postponed or adjourned meeting;

•	Voting by proxy again by telephone or via the internet by following the instructions on your Notice of Internet Availability or proxy card; or
•	Attending the Meeting online and voting your Vireo Shares.

Your latest proxy card, telephone vote or internet vote with respect to the same shares is the one that will be counted.
A Beneficial Shareholder who wishes to revoke his, her, their, or its vote should carefully follow the instructions on how to do so provided by the applicable Intermediary, as instructions and timing may vary with each Intermediary. An Intermediary may not be able to revoke such instructions if it receives insufficient notice of revocation.
A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.
What is a Beneficial Shareholder?
The Shareholders who do not hold the Vireo Shares in their own name are known as “Beneficial Shareholders,” or “Non-Registered Shareholders.” If the Vireo Shares are listed in an account statement provided to a Shareholder by an Intermediary, then in almost all cases those Vireo Shares will not be registered in the Shareholder’s name on the records of Vireo. Such Vireo Shares will more likely be registered under the names of Intermediaries. In Canada, the vast majority of such Vireo Shares are registered under the name of CDS & Co. (the registration for the Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms). In the United States, the vast majority of such Vireo Shares are registered under the name of Cede & Co. as nominee for The Depository Trust Corporation (which acts as depositary for many United States brokerage firms and custodian banks).
Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of meetings of shareholders. Every Intermediary has its own mailing process and provides its own return instructions to clients.
There are two kinds of Beneficial Shareholders: Objecting Beneficial Owners object to their name being made known to the issuers of securities which they own; and Non-Objecting Beneficial Owners who do not object to the issuers of the securities they own knowing who they are.
If you are a Beneficial Shareholder, you should carefully follow the instructions of your Intermediary in order to ensure that your Vireo Shares are voted at the Meeting.
What constitutes a quorum?
The Meeting will be held only if a quorum is present. A quorum will be present if there is at least one Shareholder or duly appointed proxyholder who is present in person or by proxy at the Meeting. Vireo Shares represented by properly completed proxy cards or VIFs either marked “abstain,” or returned without voting instructions, are counted as present and entitled to vote for the purpose of determining whether a quorum is present at the Meeting. If Vireo Shares are held by Intermediaries who are prohibited from exercising discretionary authority for Beneficial Shareholders who have not given voting instructions, those Vireo Shares will be counted as represented at the Meeting for the purpose of determining whether a quorum is present at the Meeting.
What vote is required to approve the proposals presented at the Meeting?
The vote required to approve all of the proposals listed herein assumes the presence of a quorum.

No.	Proposal	Votes Necessary
1.	Director Election Proposal
Approval requires the affirmative vote of a majority of the votes cast by the holders of Vireo Shares present in person or represented by proxy and entitled to vote at the Meeting, voting together as a single class.

Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on the Director Election Proposal.

2.	Auditors Appointment Proposal
Approval requires the affirmative vote of a majority of the votes cast by the holders of Vireo Shares present in person or represented by proxy and entitled to vote at the Meeting, voting together as a single class.

Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on the Auditors Appointment Proposal.

How will broker non-votes be treated?
A “broker non-vote” occurs when an Intermediary who holds its customer’s Vireo Shares in street name submits proxies for such Vireo Shares but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when Intermediaries have not received any instructions from their customers. Without specific instructions, Canadian Intermediaries are prohibited from voting their customers’ Vireo Shares.
Without specific instructions, U.S. Intermediaries, as the holders of record, are permitted to vote their customers’ Vireo Shares on “routine” matters only, but not on other matters.
Who will count the votes?
A representative of Broadridge will act as scrutineer at the Meeting and will count the votes.
Will my vote be kept confidential?
Yes. As a matter of policy, Shareholder proxies, ballots and tabulations that identify individual Shareholders are kept confidential.
Who pays to prepare, mail and solicit the proxies?
The solicitation of proxies will be primarily by mail, but proxies may be solicited personally or by telephone, email, internet, facsimile transmission or other electronic or other means of communication by directors, officers, and regular employees of Vireo. Vireo will bear all costs of this solicitation. We have arranged for Intermediaries to forward the Meeting materials to Non-Registered Shareholders and we may reimburse the Intermediaries for their reasonable fees and disbursements in that regard.
How will my Vireo Shares be voted if I vote by proxy but do not indicate instructions for how to vote?
If you properly submit a proxy without indicating your instructions for how your shares should be voted, your shares represented by such proxy will be voted “FOR” the five director nominees proposed by management and “FOR” the appointment of Davidson & Company LLP as the auditors of Vireo for the ensuing year and to authorize the Board to fix their remuneration.
Do shareholders of Vireo have cumulative voting rights?
Shareholders have no cumulative voting rights.
What if other matters come up during the Meeting?
If any matters other than those referred to in the Notice of Meeting properly come before the Meeting, the individuals named as proxies will vote the shares for which they have been appointed as proxies in accordance with their best judgment. As of the date of this Circular, Vireo is not aware of any business other than the items referred to in the Notice of Meeting that will be considered at the Meeting.
How do I contact the Secretary of Vireo?
In several sections of this Circular, we suggest that you should contact the Secretary of Vireo to follow up on various items. You can reach our Secretary by writing to Attn: Corporate Secretary, 207 South 9th Street, Minneapolis, Minnesota 55402 USA.
Principal Holders of Voting Securities.
Except as noted below, as of the date of the Record Date, to the knowledge of the directors and executive officers of Vireo, no person or entity beneficially owns, or controls or directs, directly or indirectly, voting securities of Vireo carrying 10% or more of the voting rights attached to any class of outstanding voting securities of Vireo entitled to vote at the Meeting.

As at the Record Date, the following persons or entities beneficially own, control or direct voting securities of Vireo carrying 10% of more of the voting rights attached to outstanding voting securities:

Name	Number of Beneficially Owned Shares	Percentage of Total Shares(1)
Chicago Atlantic Opportunities, LLC(2)	132,627,754	34.1%

(1)	Total Share values assume all outstanding Multiple Voting Shares have been converted to Subordinate Voting Shares. Each Multiple Voting Share converts into 100 Subordinate Voting Shares.
(2)
Reflects the Vireo Shares as reported on Amendment No. 1 to Schedule 13D filed with the SEC on April 22, 2025, on behalf of Chicago Atlantic Advisers, LLC (“CAA”), Chicago Atlantic Group GP, LLC (“CAGGP”), Chicago Atlantic Group, LP (“CAG”), Chicago Atlantic GP Holdings, LLC (“CAGPH”), Chicago Atlantic Manager, LLC (“CAM”), Chicago Atlantic Opportunity GP, LLC (“CAOGP”), and Chicago Atlantic Opportunity Portfolio, LP (“CAOP”). CAGGP is the general partner of CAG, which is the managing member of CAA, which is the investment manager of Chicago Atlantic Credit Opportunities, LLC (“CACO”) and CAOP. CAGPH is the managing member of CAM, which is the managing member of CACO. CAGPH is also the sole member of CAOGP which is the general partner of CAOP. The business address for the foregoing entities is 420 N Wabash Ave, Suite 500, Chicago, Illinois 60611. Additionally, this reflects 16,000,000 shares underlying convertible notes. On November 1, 2024, the Company entered into a joinder and tenth amendment to its existing senior secured delayed draw term loan granted pursuant to the credit agreement dated March 25, 2021, as amended, which provided a new convertible note facility with a maximum principal amount of $10 million. These convertible notes mature November 1, 2027, have a cash interest rate of 12.0% per year, are convertible into that number of the Company’s Subordinate Voting Shares determined by dividing the outstanding principal amount plus all accrued but unpaid interest on the convertible notes on the date of such conversion by a conversion price of $0.625 per share. This also reflects 6,091,179 currently exercisable warrants held collectively by the aforementioned entities.

Financial Statements.
The Audited Financial Statements, including the reports of the auditors thereon, will be placed before the Meeting. Additional information may be obtained upon request from the Vice President — Investor Relations at 207 S. Ninth Street, Minneapolis, Minnesota 55402 USA or by email at investor@vireogrowth.com. Copies of these documents and additional information are also available on Vireo’s website at investors.vireohealth.com/financials/regulatory-filings/, under Vireo’s SEDAR+ profile at www.sedarplus.ca and EDGAR profile at www.sec.gov.
Your vote is important.
Whether or not you plan to participate in the Meeting, prompt voting will be appreciated.
Shareholders can vote their Vireo Shares via the internet or by telephone. Instructions for using this convenient service are provided on the Notice of Internet Availability, proxy card or VIF. If you received a printed copy of the proxy materials, you may also vote your Vireo Shares by dating, signing and promptly returning the proxy card in the envelope provided to you.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board currently consists of five directors. The term of office of each of the five current directors will end at the conclusion of the Meeting. At the Meeting, it is proposed that five directors be elected to hold office until the end of the next annual general meeting of the Shareholders or until their successors are elected or appointed. Unless the director’s office is vacated earlier in accordance with the provisions of the Business Corporations Act (British Columbia) (“BCBCA”), each director elected will hold office until the conclusion of the next annual general meeting of the Shareholders or if no director is then elected, until a successor is elected.
Nominees for Election as Directors at the Meeting
Each of the director nominees below is currently a director of Vireo. The following table sets forth certain information regarding the director nominees. Additional biographical information on each of the nominees is included below under the section entitled “Directors and Executive Officers.”

Name of Nominee	Director Since	Residency	Principal Occupation(1)
Dr. Kyle E. Kingsley	March 2019	Minnesota, USA	Founder of Vireo and Co-Executive Chairman of the Board
Ross M. Hussey(2)(3)	July 2020	Minnesota, USA	Attorney, Smith Jadin Johnson, PLLC
Victor E. Mancebo(2)(3)	January 2021	Florida, USA	Chief Executive Officer, TheraTrue, Inc.
Judd T. Nordquist(2)(3)	March 2019	Minnesota, USA	CPA and Former Partner, Abdo L.L.P.
John Mazarakis	December 2024	Florida, USA	Chief Executive Officer of Vireo and Co-Executive Chairman of the Board

(1)
The information as to principal occupation, business, or employment of non-management directors is not within the knowledge of the management of Vireo and has been furnished by the respective proposed nominees.

(2)	Member of the Audit Committee of the Board (the “Audit Committee”).
(3)	Member of the Nominating, Corporate Governance and Compensation Committee (the “NCGC Committee”)
None of the nominees for director of Vireo are proposed for election pursuant to any arrangement or understanding between the nominee and any other person, except the directors and officers of Vireo acting in solely such capacity.
Director Qualifications
Our Board believes that each member of the Board has the experience, qualifications, attributes, and skills that make him suitable to serve as our director, in light of our highly regulated cannabis business, our complex operations and large number of employees. In addition to the qualifications listed here, please refer to the biographies included under the section entitled “Directors and Executive Officers” contained herein.
Dr. Kingsley’s specific qualifications, experience, skills and expertise include leadership and management; mergers and acquisitions; capital markets transactions; and cannabis industry knowledge.
Mr. Hussey’s specific qualifications, experience, skills and expertise include cannabis industry knowledge; cannabis-related legislation; and corporate strategy.
Mr. Mancebo’s specific qualifications, experience, skills and expertise include cannabis industry knowledge and experience; leadership and management; and corporate strategy.
Mr. Nordquist’s specific qualifications, experience, skills and expertise include financial statements and financial transactions; external and internal audit; and corporate strategy.
Mr. Mazarakis’ specific qualifications, experience, skills and expertise include significant entrepreneurial, operational and managerial expertise and extensive experience in operating, advising and investing in retail industries.
The Board believes these qualifications bring a broad set of complementary experiences to the Board’s discharge of its responsibilities.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information regarding each director, director nominee and executive officer of Vireo. The term of office of each of the five current directors will end at the conclusion of the Meeting. Elected directors serve until the next annual general meeting of the shareholders or until their successors are elected or appointed. A brief biography of each person who serves as a director or executive officer follows the table.

Name	Age*	Position
Dr. Kyle E. Kingsley	50	Co-Executive Chairman of the Board
John Mazarakis	48	Co-Executive Chairman of the Board and Chief Executive Officer
Ross M. Hussey	47	Director
Victor E. Mancebo	41	Director
Judd T. Nordquist	55	Director
Tyson Macdonald	50	Chief Financial Officer
Amber H. Shimpa	46	President of Vireo and Chief Executive Officer of Vireo Health of Minnesota

Dr. Kyle E. Kingsley is a board-certified emergency medicine physician and founder, Co-Executive Chairman and a director of Vireo. Dr. Kingsley served as Chief Executive Officer and Chairman of the Board of Vireo from July 2014 to February 2023. Dr. Kingsley has served as a director of Vireo (and its predecessors Goodness Growth Holdings Inc./Vireo Health International, Inc./Vireo Health, Inc./Minnesota Medical Solutions LLC) since July 2014, and he was appointed Executive Chairman of Vireo in February 2023. Dr. Kingsley has served as Co-Executive Chairman of the Board since December 2024. Dr. Kingsley has expansive experience in starting medical cannabis companies in well-regulated, limited-license states with narrow timelines for implementation. Dr. Kingsley has been involved with all aspects of medical cannabis implementation, from horticulture and manufacturing to finance and policy. Dr. Kingsley’s primary goal is to build mainstream, cannabis-based, alternatives to opioids, alcohol, and tobacco. Dr. Kingsley’s prior experience with opioid pain medications and alcohol in the emergency department setting was a major reason for his desire to build a science-focused cannabis company. Simultaneously with his emergency medicine staffing responsibilities, Dr. Kingsley founded and developed multiple companies including Clinical Scribes LLC, a medical scribe documentation training and implementation company, which he founded in 2007. Clinical Scribes LLC and its offshoot Medical Scribe Training Systems focus on efficient training of medical professionals, specifically medical scribes. Dr. Kingsley is the author of a wide array of scientifically robust medical scribe training textbooks, “The Ultimate Medical Scribe Handbook” series, which is used by companies across the country to train their medical scribes. Dr. Kingsley founded MedMacros LLC in 2012, a medical documentation augmentation company that provides physicians and other healthcare providers with online templates to improve documentation speed and comprehensiveness. Dr. Kingsley received a Bachelor of Science degree in Biochemistry and a Bachelor of Arts degree in German from University of Minnesota in Duluth and received a Doctor of Medicine degree from the University of Minnesota, Twin Cities. During his time at the University of Minnesota, Duluth, Dr. Kingsley worked extensively in a biochemistry laboratory and developed expertise in HPLC (high-performance liquid chromatography) and other laboratory techniques that are directly applicable to the medical cannabis industry. Dr. Kingsley is married to Ms. Shimpa’s sister.
John Mazarakis has served as the Co-Executive Chairman and Chief Executive Officer of Vireo since December 2024. Mr. Mazarakis is co-founder and has served as partner of Chicago Atlantic Group, LP and its affiliates since April 2019. He has served as Executive Chairman of Chicago Atlantic Real Estate Finance, Inc. since December 2021, as a director of Chicago Atlantic BDC, Inc. since October 2024, and as director of Cansortium, Inc. from July 2023 to December 2024. Mr. Mazarakis brings to Vireo over 20 years of entrepreneurial, operational, and managerial experience in the real estate, retail, and hospitality industries.
Ross M. Hussey is an attorney with over 15 years of experience who practices in multiple states and jurisdictions and focuses primarily on complex litigation and representing private businesses. Mr. Hussey has served as a director of Vireo since July 2020 and is the Chair of the NCGC Committee and a member of the Audit Committee. He has practiced with Smith Jadin Johnson, PLLC since June 2019. From April 2015 through May 2019, he practiced with Benson, Kerrane, Storz & Nelson, PC (now known as Kerrane Storz, P.C.). Mr. Hussey is a founding member of Vireo U.S. where he helped create and launch Minnesota Medical Solutions, LLC. Mr. Hussey previously served as General Counsel for Minnesota Medical Solutions from December of 2014 to March of 2016 before returning to private practice. He also has prior government relations experience and was involved in the implementation of the medical cannabis program in Minnesota. Mr. Hussey holds a Bachelor of Arts degree in Political Science from Gustavus Adolphus College and received a Juris Doctor degree from William Mitchell College of Law.
Victor E. Mancebo is a business professional with over 20 years of experience in a variety of operational, retail, and agricultural leadership roles for several national and regional companies in the United States. Mr. Mancebo has served as a director of Vireo since January 2021 and is a member of the Audit and NCGC Committees. Mr. Mancebo has amassed executive leadership roles in real estate, banking, education, logistics, technology, food safety, manufacturing, agriculture, and retail. He founded O2 Natural Air LLC, a sustainable climate-control company, in 2022. He has served as Executive Chairman of V7 Ogimaa, Inc, a vertically integrated, multi-state cannabis operator, since 2021. He has served as the Chief Executive Officer and Director of TheraTrue, Inc., a medical cannabis company, since January 2021. From July 2018 through December 2020, Mr. Mancebo served as the President, Chief Executive Officer and as a Director of Liberty Health Sciences Inc., a vertically integrated cannabis company with 29 dispensaries and a 250,000 square feet production facility housed on 387 acres in Florida, which has served over 100,000 patients to date. At Liberty Health Sciences Inc., Mr. Mancebo was responsible for the growth and success of various departments including retail, sales, compliance, production, processing, cultivation, construction, facilities, and accounting. Prior to that experience, Mr. Mancebo served as a Partner and Chief Operations Officer at Gelatys, a handcrafted gelato pops company, from April 2016 through April 2018. From 2013 to 2020, Mr. Mancebo served as the Founder and Managing Director at iAgriGroup, an entity focused on providing support in the agricultural and food industry, where he was responsible for the expansion, strategy and overall operational execution of the international agriculture and food production company. He holds a B.A. from Florida International University and a Master Black Belt Six Sigma Certification.
Judd T. Nordquist is a Certified Public Accountant with more than 30 years of experience, serving as a Partner and member of the Board of Directors at Abdo L.L.P. and its predecessor until April 2023. Mr. Nordquist has served as a director of Vireo since March 2019 and is the Chair of Audit Committee and a member of the NCGC Committee. He has served on boards, audit committees, transaction committees and has held leadership roles with several organizations. During his career in public accounting, Mr. Nordquist served in several leadership roles including the Segment Leader for the manufacturing, distribution and agriculture and the Real Estate and Construction segments of the firm where he was responsible for setting the strategic plan and delivering results. Mr. Nordquist helps business owners with business and tax planning, mergers and acquisitions, cash flow management, budgeting, overhead computations, auditing and entrepreneurial consulting services throughout North America and Europe. Mr. Nordquist graduated from Minnesota State University, Mankato with a Bachelor of Science degree in Accounting. He is a member of the American Institute of Certified Public Accountants, the Minnesota Society of Certified Public Accountants and DFK International.
J. Tyson Macdonald has served as the Chief Financial Officer of Vireo since December 2024. He previously served as Managing Partner at TrueRise Capital, CEO of Nova Net Lease REIT, CFO of Cloud Cannabis, and as an Executive Vice President of Corporate Development at Acreage Holdings. Mr. Macdonald brings to Vireo more than 20 years of strategy and investment experience working with both start-ups and mature public companies.
Amber H. Shimpa has served as President of Vireo since February 2023. Ms. Shimpa also currently serves as Chief Executive Officer of Vireo Health of Minnesota, one of the operational subsidiaries of Vireo. Ms. Shimpa served as Chief Executive Officer of Vireo from October 10, 2024 until December 17, 2024. Ms. Shimpa served as a director of the Company from March 2019 to March 2023. Ms. Shimpa also served as the Chief Administrative Officer (“CAO”) for Vireo from December 2019 to February 2023, and prior to that, as Chief Financial Officer from January 2015 to December 2019. As CAO, she led Vireo’s human resources, communications, and policy teams and drove the integration of people and culture for Vireo. She works to perpetuate Vireo’s core values and culture as its workforce continues to rapidly expand. Ms. Shimpa has 15 years of experience as a financial services professional with various commercial and investment banking organizations. Prior to joining Vireo, Ms. Shimpa spent nine years as Vice President of a $1.6 billion bank focused on commercial, nationwide lending. Her experience in the highly regulated banking environment has engrained quality and control in her leadership and financial management approach. Banking is often seen as a challenge for operators within the cannabis industry. Ms. Shimpa’s understanding of the strict compliance requirements in the banking industry, coupled with Vireo’s scientific and safe medical model, have led to welcoming discussions with banks, and ultimately the first known open banking relationship with a cannabis-related company in the U.S. Ms. Shimpa holds a Bachelor of Arts degree in Business from the University of North Dakota. Dr. Kyle E. Kingsley is married to Ms. Shimpa’s sister.

Corporate Cease Trade Orders, Bankruptcies, Penalties or Sanctions
To the Company’s knowledge, no director nominee is or, within the ten years prior to the date of this Circular, has been, a director, chief executive officer or chief financial officer of any company (including the Company) that: (1) while that person was acting in that capacity was the subject of a cease trade order or similar order, or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days (an “order”); or (2) after that person ceased acting in that capacity, was subject to an order, which resulted from an event that occurred while that person was acting in the capacity of director, chief executive officer or chief financial officer.
To the Company’s knowledge, no director nominee is or, within the ten years prior to the date of this Circular, has been, a director or executive officer of any company (including the Company) that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.
To the Company’s knowledge, no director nominee has, during the ten years prior to the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold assets of the director nominee.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and officers to file reports of holdings and transactions in Vireo securities with the Securities and Exchange Commission (“SEC”). Based on our records, in 2024, all Section 16 filers met all applicable SEC filing requirements under Section 16(a), except as follows: (i) one late Form 4 filing for Chicago Atlantic Credit Opportunities, LLC filed on June 21, 2024 reporting one transaction; (ii) one late Form 4 filing for Joshua Rosen filed on October 11, 2024 reporting three transactions; (iii) one late Form 4 filing for Amber Shimpa filed on December 3, 2024 reporting one transaction; and (iv) one late Form 4 filing for Tyson Macdonald filed December 23, 2024 reporting one transaction. The following late filings were for transactions that occurred in 2024, but were not filed until 2025: (i) one late Form 4 filing for Joshua Rosen filed on February 25, 2025 reporting three transactions; one late Form 4 filing for Judd Nordquist filed on February 25, 2025 reporting two transactions; one late Form 4 filing for Ross Hussey filed on February 25, 2025 reporting two transactions; and one late Form 4 filing for Victor Mancebo filed on February 25, 2025 reporting two transactions.

BOARD OF DIRECTORS, COMMITTEES AND GOVERNANCE
Overview
The Board is committed to sound corporate governance practices, as such practices are both in the interests of Shareholders and help to contribute to effective and efficient decision-making. Under Canadian National Instrument 58-101 — Disclosure of Corporate Governance Practices and National Policy 58-201 Corporate Governance Guidelines, Vireo is required to disclose information relating to its corporate governance practices, which disclosure is set out herein. With respect to the United States, Vireo is required to comply with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the applicable rules adopted by the SEC pursuant to the Sarbanes-Oxley Act.
The Board is responsible for the oversight of the business and affairs of Vireo. The Board oversees the development of Vireo’s strategic plan and the ability of management to continue to deliver on the corporate objectives.
The independent judgment of the Board in carrying out its responsibilities is the responsibility of all directors. The Board facilitates independent supervision of management through meetings of the Board and through frequent informal discussions among independent members of the Board and management. In addition, the Board has free access to Vireo’s officers, external auditors, and external legal counsel.
Board Leadership Structure
The Board is responsible for the stewardship of Vireo and providing oversight as to the management of the Company’s business and affairs, including providing guidance and strategic oversight to management.
The Board does not have a written mandate. In fulfilling its responsibilities, the Board is responsible for, among other things: (i) strategic planning; (ii) monitoring of the financial performance, financial reporting, financial risk management and oversight of policies and procedures; (iii) reviewing and, where appropriate, approving major corporate actions and internal controls; (iv) assessing risks facing Vireo and reviewing options for their mitigation; (v) ensuring that our business is conducted with the highest standards of ethical conduct and in conformity with applicable laws and regulations; (vi) appointing officers, ensuring that they are qualified for their roles and planning their succession as appropriate from time to time; and (vii) establishing and overseeing committees of the Board as appropriate, approving their mandates and approving any compensation of their members.
The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. The Board adopted charters that establish an audit committee and nominating, corporate governance and compensation committee. Each of the Board’s committees provide risk oversight in respect of its areas of concentration and report material risks to the Board for further consideration.
Currently, the Board believes that it should have the flexibility to periodically determine the leadership structure that is best for Vireo and review such structure to determine whether it continues to serve Vireo and our Shareholders. Dr. Kingsley served as Executive Chairman of the Board from February 2023 until December 2024, when Mr. Mazarakis and Dr. Kingsley became Co-Executive Chairmen of the Board. The Board believes the current leadership structure, with Mr. Mazarakis serving as Chief Executive Officer and Co-Executive Chairman of the Board, alongside Dr. Kingsley provides a well-functioning and effective balance between strong management leadership and appropriate oversight by the independent directors. This transition to a structure with Co-Executive Chairmen provides the Company with the benefit of a level of continuity and retention of Company knowledge by leaders who have a deep familiarity with and knowledge of our business. The Board believes this is the optimal structure at the Company’s current size and with its current operations to guide Vireo and maintain the focus required to achieve the business goals and grow shareholder value. The Board will continue to periodically review our leadership structure and may make changes in the future as it deems appropriate.
The Board has not developed a separate written position description for the Chair and the chair of each board committee. The role of the Chair and the chair of each committee is to preside over all meetings of the Board, lead the Board or committee in regularly reviewing and assessing the adequacy of its mandate and its effectiveness in fulfilling its mandate, and in the case of the chairs of each committee, report to the Board with respect to the activities of the committee. Vireo’s Corporate Governance Guidelines provide that the positions of Chief Executive Officer and Chair may be held by the same person or by two different people, at the discretion of the Board. Currently, Mr. Mazarakis serves as our Chief Executive Officer and Co-Executive Chairman alongside Dr. Kingsley. The Board believes that this leadership structure is appropriate for us at this time.

Our Chief Executive Officer is responsible for recommending strategic decisions and capital allocation to the Board and to ensure the execution of the recommended plans. The Co-Executive Chairmen’s responsibilities include ensuring that our Board works together as a cohesive team with open communication and that a process is in place by which the effectiveness of our Board, its committees and its individual directors can be evaluated on a regular basis. The Co-Executive Chairmen also act as a liaison between the Board and management.
Director Independence
The independence of our directors is determined under the Nasdaq listing standards (“Nasdaq Rules”) and within the meaning of the terms defined in sections 1.4 and 1.5 of Canadian National Instrument 52-110 – Audit Committees (“NI 52-110”). The Board has determined that three of our five current directors are independent under the Nasdaq Rules and NI 52-110, which is the majority of our Board: Ross M. Hussey, Victor E. Mancebo, and Judd T. Nordquist. Dr. Kyle E. Kingsley and John Mazarakis are executive officers of Vireo and are therefore not independent. Mr. Joshua Rosen also served as a director of the Company during 2024. Mr. Rosen was an executive officer of Vireo and therefore not independent. The following table summarizes the current membership of the Board and its committees and the independence of each Board member:

Director Name	Independent	Committee
Dr. Kyle Kingsley	N	—
John Mazarakis	N	—
Ross Hussey	Y	Nominating, Corporate Governance and Compensation (chair) Audit (member)
Victor Mancebo	Y	Audit (member) Nominating, Corporate Governance and Compensation (member)
Judd Nordquist	Y	Audit (chair) Nominating, Corporate Governance and Compensation (member)

The independent directors meet in executive session, without the presence of non-independent directors and members of management, in conjunction with each regularly scheduled meeting of the Board. During 2024, one executive session was held. The Board encourages its independent directors to meet formally or informally without any non-independent directors, including members of management, being present, on an as-needed basis. In addition, the small size of the Board helps to create an atmosphere conducive to candid and open discussion among all directors.
Directors are required to attend Vireo’s annual meeting of shareholders, unless an urgent event intervenes. Three of the then-serving directors attended the 2024 annual meeting of shareholders.
Meetings
Under our Corporate Governance Guidelines, the Board is expected to have at least four regular meetings each year. Directors are expected to attend all meetings of the Board and committees on which they serve and must notify the chair of the Board or committee, as applicable, of circumstances preventing attendance at a meeting.
In 2024, the Board held 19 meetings (four regular quarterly meetings and 15 special meetings), the Audit Committee held four meetings, and the NCGC Committee held two meetings. Before the Compensation Committee and Nominating and Corporate Governance Committee were combined in May 2024, as discussed below, the Compensation Committee held one meeting. Each director attended at least 75% of the meetings during the time he or she served as a member of the Board or a Board committee. Directors who served on the Audit Committee, Compensation Committee, and N&G Committee attended all of the committee meetings held in 2024 on which they served.
Committees of Our Board of Directors
The current standing committees of our Board consist of the Audit Committee and the NCGC Committee. Previously, the Board had a separate Compensation Committee and Nominating and Corporate Governance Committee. However, on May 29, 2024, the Compensation Committee and Nominating and Corporate Governance Committee were combined into the NCGC Committee. The responsibilities of these committees are described below. Our Board may also establish various other committees to assist it in its responsibilities. Our Board has adopted a charter for each of the three standing committees that addresses the composition and responsibilities of each committee. Copies of such materials are available on our website at investors.vireogrowth.com/governance/Governance-Documents/default.aspx.
Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to accounting and financial reporting processes and internal controls for Vireo and the audits of its financial statements, and in ensuring the adequacy and effectiveness of Vireo’s risk management programs. A copy of the Audit Committee’s charter is appended hereto as Schedule “A”.
The Audit Committee currently is comprised of three directors Ross M. Hussey, Victor E. Mancebo and Judd T. Nordquist (Chair). Each of these directors is, and each director who served on the Audit Committee during fiscal year 2024 was, independent as contemplated by NI 52-110 and the Nasdaq Rules. An Audit Committee member is independent if the member meets the requirements of NI 52-110, the Nasdaq Rules and has no direct or indirect material relationship with Vireo that could, in the view of the Board, reasonably interfere with the exercise of a member’s independent judgment. The Board has determined that all members of the Audit Committee are financially literate, and that Mr. Nordquist qualifies as an “audit committee financial expert” for purposes of the SEC’s rules.
Nominating, Corporate Governance and Compensation Committee
The NCGC Committee assists the Board in fulfilling its oversight responsibilities relating to the recruitment, compensation, evaluation, and retention of senior management and other key employees with the skills and expertise needed to enable Vireo to achieve its goals and strategies at competitive compensation and with appropriate performance incentives. The NCGC Committee also assists the Board in fulfilling its oversight responsibilities relating to the corporate governance of the Company and the size, structure and membership of the Board and its committees.
Our NCGC Committee reviews and makes recommendations to the Board concerning the compensation of our directors and executive officers. Generally, the Chief Executive Officer participates in meetings of the NCGC Committee at the NCGC Committee’s request to provide relevant background information regarding Vireo’s strategic objectives and to evaluate the performance of and compensation recommendations for the other executive officers. The NCGC Committee utilizes the information provided by management and the knowledge and experience of the NCGC Committee members in making compensation decisions regarding executive and director compensation.
Annually, the NCGC Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluates the performance of the Chief Executive Officer and each executive officer in light of those goals and objectives, and recommends to the Board for approval the compensation level for the Chief Executive Officer and each executive officer based on this evaluation. In determining executive compensation, the NCGC Committee will consider, among other factors, the Company’s performance and relative shareholder return and the compensation of Chief Executive Officers and senior executive officers at comparable companies. The NCGC Committee may also consider input from the Chief Executive Officer on executive compensation, but the Chief Executive Officer may not provide input with respect to his or her own compensation. The NCGC Committee also annually reviews and approves the perquisites and supplemental benefits provided to the Chief Executive Officer and executive officers.
Additionally, the NCGC Committee establishes levels of director compensation, including retainers, meeting fees, equity-based plans and other similar components of director compensation for Board approval, based on reviews of director compensation of comparable companies, and recommends to the Board compensation and expense-reimbursement policies for directors.
The NCGC Committee also is responsible for identifying and reviewing the qualifications of prospective nominees for director and recommending the slate of nominees for inclusion in Vireo’s proxy statement and management information circular and presentation to the Shareholders at the Meeting. In the interests of succession planning, the NCGC Committee periodically review the composition of the full Board and the various committees to determine whether additional Board or committee members with specific qualifications or areas of expertise are needed to further enhance the composition of the Board and committees and works with other Board members in recruiting candidates with these qualifications.

The NCGC Committee advises the Board in connection with succession planning in respect of senior management, including the appointment and supervision of the Chief Executive Officer.
Additionally, the NCGC Committee oversees the structure, composition, membership and activities of the Board and its committees, including (1) annually reviewing, and recommending to the Board, the establishment or abolition of committees of the Board, the size and composition thereof and appointments to each committee, (2) annually reviewing the mandates and charters of the Board and each Board committee and all policies related to governance of Vireo, and (3) determining annually which Board and committee members are considered to be independent pursuant to applicable securities laws, rules or guidelines and/or applicable stock exchange rules and requirements.
The NCGC Committee currently is comprised of three independent directors: Ross M. Hussey (Chair), Victor E. Mancebo and Judd T. Nordquist. Each of these directors is, and each director who served on the NCGC Committee (as well as the Compensation Committee and Nominating and Corporate Governance Committee prior to May 29, 2024) during fiscal year 2024 was, independent as contemplated by NI 52-110 and the Nasdaq Rules.
Nomination of Directors
In evaluating candidates for nomination to the Board, the NCGC Committee may take into consideration such factors and criteria as it deems appropriate, including judgment, skill, integrity, reputation, business, and other experience and whether each new nominee can devote sufficient time and resources to his or her duties as a member of the Board. In selecting candidates and existing directors for service on the Board, the minimum general criteria set forth below will be considered; additional criteria may be added with respect to specific searches. An acceptable candidate may not fully satisfy all of the criteria but is expected to satisfy many of them. The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand financial statements and having the highest personal integrity and ethics. In considering candidates recommended by the NCGC Committee, the Board considers such factors as:
•	Possessing relevant expertise upon which to be able to offer advice and guidance to management,
•	Sufficient time to devote to the affairs of the Company,
•	Demonstrated excellence in his or her field,
•	A track record of exercising sound business judgment,
•	Commitment to rigorously represent the long-term interests of Vireo’s shareholders,
•	Ability to work collegially with other directors and Vireo’s senior management team, and
•	Such other factors as the Board deems appropriate.
Candidates for director are reviewed in the context of the current composition of the Board, the operating requirements of Vireo and the long-term interests of its shareholders.
The NCGC Committee also will consider director candidates recommended by Shareholders pursuant to the requirements of the advance notice provisions in Vireo’s Articles regarding the nomination of directors of Vireo by a Shareholder. See “Shareholder Proposals for the 2026 Annual Meeting — Shareholder Recommendations for Director Nominations” below for more information. There is currently no policy in place regarding the consideration of director candidates recommended by Shareholders outside of this process. If a recommendation of director candidates is received from a Shareholder, the NCGC Committee would consider such recommendation using the same criteria as for a director candidate recommended by any other source.
Board’s Role in Risk Oversight
The role of our Board in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer, Co-Executive Chairmen and the other members of senior management having day-to-day responsibility for assessing and managing our risk exposure and control processes, and our Board and its committees taking an active role in the management of critical business risks and providing oversight of risk management and control processes.
Vireo’s senior management is responsible for reporting to the Board on the principal risks associated with Vireo’s business and operations, implementing appropriate systems to manage these risks and reporting to the Board on the operation of, and any material deficiencies in, these systems. Such reports are provided by senior management to the Board at each regularly scheduled Board meeting.

The Audit Committee is responsible for monitoring procedures relating to financial reporting risk management and reviewing the adequacy of Vireo’s internal control over financial reporting, as more fully described above under “ – Audit Committee”.
The NCGC Committee has primary responsibility for Vireo’s compensation policies, plans, and practices regarding both executive compensation and the compensation structure generally and in particular, reviews Vireo’s incentive compensation arrangements to ensure these programs do not encourage inappropriate or unintended risk-taking by Vireo’s employees. The NCGC Committee is also responsible for reviewing our strategies to determine the composition of the Board and in identifying the appropriate / new candidates to be nominated for election, as well as the regular evaluation of the overall efficiency of the Board and the Co-Executive Chairmen and all Board committees and their chairs. For more information, see above under “ – NCGC Committee”.
Orientation and Continuing Education
All new directors are provided with an initial orientation, commensurate with their previous experience, regarding the nature and operation of Vireo’s business and its strategy and as to the role of the Board and its committees, as well as the legal obligations of a director of Vireo. Directors are periodically updated on these matters.
New directors are provided with the Company’s disclosure documents required by the Canadian Securities Exchange (“CSE”), the SEC and Canadian Securities Administrators, the Company’s corporate governance policies and guidelines and the charters of each of the standing committees of the Board. New directors are invited to attend orientation sessions in the form of informal meetings with members of the Board and senior management, complemented by management and legal presentations on the Company’s business and operations, the cannabis industry and the public company reporting obligations of the Company and its insiders. In addition, the Board may arrange for directors of the Company to attend outside educational programs pertaining to the directors’ responsibilities.
Board meetings may also include presentations by Vireo’s management and employees to give the directors additional insight into Vireo’s business.
We rely on the advice of our provisional advisors to update the knowledge of our Board members in respect of changes in relevant policies and regulations. Some of our directors are also directors of other publicly traded companies and benefit from exposure to boards of directors of such companies. New members of the Board are generally selected on the basis of their breadth of experience with respect to the cannabis industry, having regard to the requirements for appropriate skill sets that we require.
Board and Committee Assessment
The NCGC is responsible for assessing annually the effectiveness of the Board as a whole, the Board committees, and the contribution of each director of Vireo. Assessments of the Board and its committees considers the Board mandate and the applicable committee charter. Assessments of individual directors consider the position description, if any, and skills and competencies applicable to that individual.
The NCGC Committee discusses the collective assessment to determine what, if any, actions should be taken to improve effectiveness.
The Board will periodically evaluate an orientation program for new directors and a continuing education program for existing directors.
Corporate Governance Guidelines
The Board has established guidelines (the “Corporate Governance Guidelines”) for the conduct and operation of the Board. While our senior management is responsible for day-to-day management, the Board plays a critical role in overseeing our strategy, the selection and retention of appropriately qualified members of the Board and members of senior management, monitoring the performance of the Company and members of senior management, and providing counsel and guidance on important issues to our senior management. The Board will, to the best of its ability, meet all applicable legal, regulatory and listing requirements including, without limitation, those of any stock exchange on which the Company’s shares are listed and the Business Corporations Act (British Columbia).
The Corporate Governance Guidelines are available on Vireo’s website at investors.vireogrowth.com/governance/Governance-Documents/default.aspx.

Code of Ethics and Business Conduct
The Board has adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers, and employees, including our principal executive, principal financial, and principal accounting officers. The Code of Ethics and Business Conduct is available on our website at investors.vireogrowth.com/governance/Governance-Documents/default.aspx.
Insider Trading Policies and Procedures
We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of our insider trading policy is attached as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 4, 2025 (the “Annual Report”).
Shareholder Communications with the Board of Directors
Shareholders who wish to communicate with our Board may send communications in writing to any or all members of the Board (including the Co-Executive Chairmen, or the non-management directors, either individually or as a group) by mail. All such correspondence can be sent to the director(s) by mail c/o the Secretary of Vireo at the address of Vireo’s headquarters. Communications that meet the procedural and substantive requirements of the process approved by the Board will be delivered to the specified member of the Board, non-management directors as a group or all members of the Board, as applicable, on a periodic basis, which generally will be in advance of or at each regularly scheduled meeting of the Board. All communications must be in English and be accompanied by the address, telephone number and e-mail address, if any, of the person submitting the communication. Any personal involvement or other interest of the person in the matter must be addressed in the communication. Communications that are not appropriate for delivery to the Board will not be delivered, including: (1) communications that do not conform to the above procedural requirements; (2) communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of Vireo generally; (3) communications that advocate Vireo engage in illegal activities; (4) communications that, under community standards, contain offensive, scurrilous or abusive content; (5) communications that are not related to the duties and responsibilities of the Board, including, but not limited to, junk mail and mass mailings, business solicitations, new product or service suggestions, and opinion survey polls; and (6) communications that have no rational relevance to the business or operations of Vireo.

INFORMATION CONCERNING DIRECTOR COMPENSATION
Only non-employee directors receive compensation for their services as directors. For information about the compensation of Mr. Mazarakis, Dr. Kyle Kingsley, and Joshua Rosen, see the section entitled “Information Concerning Executive Compensation” below. Dr. Kingsley served on the Board for all of 2024. Mr. Rosen resigned from the Board on October 10, 2024. Mr. Mazarakis was appointed to the Board on December 17, 2024.
The director compensation program is intended to provide a total compensation package that enables the Company to attract and retain qualified and experienced directors and to align our directors’ interests with those of our shareholders by including a substantial portion of their compensation in Vireo Shares. For 2024 director compensation, the Compensation Committee made a recommendation to the Nominating and Corporate Governance Committee, which the Nominating and Corporate Governance Committee approved and proposed to the Board for approval. With the consolidation of the Compensation Committee and Nominating and Corporate Governance Committee into the NCGC Committee in May 2024, director compensation is now be recommended by the NCGC Committee to the Board for approval. The NCGC Committee and the Board consider committee assignments and committee chair responsibilities, as well as the overall time requirements of the directors in determining the level of long-term equity incentive awards to be granted, if any.
For 2024, non-employee director compensation was comprised of an annual cash retainer of $71,000. Non-employee directors also received 418,696 restricted share units (“RSUs”), of which 364,583 vested immediately upon grant, and 54,113 vest on the first anniversary of the grant, and 499,559 options to purchase Subordinate Voting Shares.
The following table reflects the total compensation earned by or paid to our non-employee directors in 2024.
Director Compensation for 2024

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Restricted Stock Awards ($)(2)	Total ($)
Ross M. Hussey	71,000	196,531	211,441	478,972
Victor E. Mancebo	71,000	196,531	211,441	478,972
Judd T. Nordquist	71,000	196,531	211,441	478,972

(1)
At December 31, 2024, the directors had the following Company options outstanding: Mr. Hussey held 670,073 vested Company options and 64,616 unvested Company options that vest in full on August 22, 2025; Mr. Mancebo held 604,457 vested Company options and 64,616 unvested Company options that vest in full on August 22, 2025; Mr. Nordquist held 1,025,647 vested Company options and 64,616 unvested Company options that vest in full on August 22, 2025.

(2)
At December 31, 2024, the directors had the following RSUs outstanding: Mr. Hussey held 443,858 vested RSUs and 11,057 unvested RSUs that vest on March 15, 2025, 28,581 unvested RSUs that vest on December 14, 2025, and 54,113 unvested RSUs that vest on August 22, 2025; Mr. Mancebo held 443,858 vested RSUs and 11,057 unvested RSUs that vest on, March 15, 2025, 28,581 unvested RSUs that vest on December 14, 2025, and 54,113 unvested RSUs that vest on August 22, 2025; Mr. Nordquist held 443,858 vested RSUs and 11,057 unvested RSUs that vest on March 15, 2025, 28,581 unvested RSUs that vest on December 14, 2025, and 54,113 unvested RSUs that vest on August 22, 2025. All RSUs settle and pay out the third anniversary of the grant date.

INFORMATION CONCERNING EXECUTIVE COMPENSATION
Overview of Executive Compensation
As an “emerging growth company” and “smaller reporting company” under the rules and regulations of the SEC, Vireo is required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. These reporting obligations extend only to our “named executive officers”, who, under the rules for a “smaller reporting company,” are the individuals who: (1) served as our principal executive officer during our last completed fiscal year; (2) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year; and (3) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as one of our executive officers at the end of our last completed fiscal year (collectively, the “named executive officers” or “NEOs”). Pursuant to Canadian securities law, we are also required to include the individuals who served as our principal financial officer during the last completed fiscal year.
The Board is authorized to review and approve annually all compensation decisions relating to the executive officers of the Company. In accordance with reduced disclosure rules applicable to emerging growth companies as set forth in Item 402 of Regulation S-K, this section explains how the Company’s compensation program is structured for its named executive officers.
For 2024, our named executive officers were John Mazarakis (current Co-Executive Chairman and Chief Executive Officer), Amber Shimpa (current President and former Chief Executive Officer), Joshua N. Rosen (former Chief Executive Officer and former Interim Chief Financial Officer), Tyson Macdonald (current Chief Financial Officer), Joe Duxbury (current Chief Accounting Officer and former Interim Chief Financial Officer), Dr. Kyle E. Kingsley (current Co-Executive Chairman), and Patrick Peters (former Executive Vice President, Retail).
As discussed above, on May 29, 2024, the Compensation Committee and Nominating and Corporate Governance Committee were combined into the NCGC Committee. Before May 29, 2024, the Compensation Committee was responsible for the matters discussed in this section, which are now the responsibilities of the NCGC Committee.
Compensation Governance
The Board has not adopted any formal policies or procedures to determine the compensation of our directors or executive officers. The compensation of the directors and executive officers making over $200,000 per year is determined by the Board, based on the recommendations of the NCGC Committee. Recommendations of the NCGC Committee are made giving consideration to the objectives discussed below and, if applicable, considering applicable industry data.
The role and responsibility of the NCGC Committee is to assist the Board in fulfilling its responsibilities for establishing compensation philosophy and guidelines. Additionally, the NCGC Committee has responsibility for recommending to the Board compensation levels for directors and recommending compensation levels, perquisites and supplemental benefits for the executive officers. The NCGC Committee may consider input from the Chief Executive Officer on executive compensation, but the Chief Executive Officer may not provide input with respect to his or her own compensation. In addition, the NCGC Committee is charged with reviewing the Company’s equity incentive plans, including the Company’s 2019 Equity Incentive Plan (the “2019 Plan”), and proposing changes thereto and recommending any other employee benefit plans, incentive awards and perquisites with respect to the directors and executive officers. The NCGC Committee is responsible for approving any equity or incentive awards under the 2019 Plan. The NCGC Committee is also responsible for reviewing, approving and reporting to the Board annually (or more frequently as required) on our succession plans for our executive officers, and for overseeing our Board annual self-evaluation process.
The NCGC Committee endeavors to ensure that the philosophy and operation of our compensation program reinforces our culture and values, creates a balance between risk and reward, attracts, motivates and retains executive officers over the long-term and aligns their interests with those of our shareholders. In addition, the NCGC Committee reviews our annual disclosure regarding executive compensation for inclusion where appropriate in our disclosure documents.

Elements of Compensation
Base Salary
Base salary is the fixed portion of each executive officer’s total compensation. It is designed to provide income certainty. In determining the base level of compensation for the executive officers, weight is placed on the following factors: the particular responsibilities related to the position, salaries or fees paid by companies of similar size in the industry, level of experience of the executive, and overall performance and the time which the executive officer is required to devote the Company in fulfilling his or her responsibilities.
Long-Term Equity Incentive Awards
Long-term incentives are intended to align the interests of the Company’s directors and executive officers with those of the shareholders and to provide a long-term incentive that rewards these parties for their contribution to the creation of shareholder value. In establishing the number of Company options, stock appreciation rights (“SARs”), restricted stock (“Company RS Awards”) and RSUs to be granted, if any, reference is made to the recommendations made by the NCGC Committee as well as, from time to time, the number of similar awards granted to officers and directors of other publicly-traded companies of similar size, in the same business as the Company. The NCGC Committee and the Board also consider previous grants of Company options and the overall number of Company options that are outstanding relative to the number of outstanding securities in determining whether to make any new grants of Company options, SARs, Company RS Awards or RSUs and the size and terms of any such grants. With respect to executive officers, the NCGC Committee and the Board also consider the level of effort, time, responsibility, ability, experience, and level of commitment of the executive officer in determining the level of long-term equity incentive awards.
Hedging Policy
At this time, the Company does not have a hedging policy.
Timing of Stock Option Grants
We do not have any formal policy that requires us to grant, or avoid granting, equity-based compensation to our executive officers at certain times. The timing of any equity grants to executive officers in connection with new hires, promotions or other non-routine grants is tied to the event giving rise to the award, such as the executive officer’s commencement of employment or promotion effective date. As a result, the timing of grants of equity awards, including stock options, occurs independently of the release of any material nonpublic information. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.
No stock options were issued to executive officers in 2024 during any period beginning four business days after the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Summary Compensation Table
The following table sets forth all compensation paid to or earned by the NEOs during the fiscal years 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(7)	Stock Awards ($)(8)	All Other Compensation ($)(9)	Total ($)
John Mazarakis Chief Executive Officer and Co-Executive Chairman(1)	2024	—	—	800,000	—	800,000
	2023	—	—	—	—	—
Amber Shimpa President and Corporate Secretary(2)	2024	275,000	402,194	—	—	677,194
	2023	260,000	164,061	—	176	424,237
Joshua N. Rosen Former Chief Executive Officer(3)	2024	300,000	320,304	471,616	—	1,091,920
	2023	300,000	—	—	176	300,176
Tyson Macdonald Chief Financial Officer(4)	2024	15,385	—	800,000	—	815,385
	2023	—	—	—	—	—
Joseph Duxbury Chief Accounting Officer and Former Interim Chief Financial Officer(5)	2024	165,808	—	—	—	165,808
	2023	—	—	—	—	—
Dr. Kyle E. Kingsley Co-Executive Chairman	2024	270,000	—	1,750,000	—	2,020,000
	2023	275,000	682,256	—	176	957,432
Patrick Peters Former Executive Vice President of Retail(6)	2024	102,308	68,166	—	—	170,474
	2023	200,000	—	—	176	200,176

(1)	Mr. Mazarakis was appointed as Co-Executive Chairman of the Board and Chief Executive Officer on December 17, 2024.
(2)	Ms. Shimpa served as Chief Executive Officer from October 10, 2024 to December 17, 2024. Ms. Shimpa currently serves as President of the Company.
(3)	Mr. Rosen resigned as Chief Executive Officer and interim Chief Financial Officer on October 10, 2024.
(4)	Mr. Macdonald was appointed as Chief Financial Officer on December 17, 2024.
(5)	Mr. Duxbury served as Chief Financial Officer from October 10, 2024 to December 17, 2024. Mr. Duxbury currently serves as Chief Accounting Officer of the Company.
(6)	Mr. Peters resigned as Executive Vice President of Retail of Vireo Health, Inc., a wholly-owned subsidiary of the Company, on June 14, 2024.
(7)
The amounts reported in the Option Awards column reflects aggregate grant date fair value computed in accordance with ASC Topic 718, Compensation—Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the NEO. The assumptions used in calculating the valuations are set forth in Note 17 to the Company’s Audited Financial Statements in the Company’s Annual Report.

(8)
The amounts reported in the Stock Awards column reflects aggregate grant date fair value of stock awards and RSUs computed in accordance with ASC Topic 718, Compensation—Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the NEO. The assumptions used in calculating the valuations are set forth in Note 17 to the Company’s Audited Financial Statements in the Company’s Annual Report.

(9)	Consists of life insurance premiums paid on the executive’s behalf.
Stock options and other compensation securities
As permitted by Item 2.8 of Form 51-102F6 to the Canadian Securities Administrators’ National Instrument 51-102, Vireo satisfied the requirements of such form by providing the information otherwise disclosed in the United States pursuant to item 402 “Executive compensation” of Regulation S-K under the Exchange Act.
Exercise of Compensation Securities by Directors and NEOs
As permitted by Item 2.8 of Form 51-102F6 to the Canadian Securities Administrators’ National Instrument 51-102, Vireo satisfied the requirements of such form by providing the information otherwise disclosed in the United States pursuant to item 402 “Executive compensation” of Regulation S-K under the Exchange Act.
Employment Agreements
John Mazarakis: On December 17, 2024, and as amended on March 6, 2025, in connection with his appointment as Chief Executive Officer of the Company, John Mazarakis entered into an employment agreement with the Company (the “Mazarakis Employment Agreement”). Under the Mazarakis Employment Agreement, the

Company agreed to pay Mr. Mazarakis a base salary of $1.00 per annum. On the Mazarakis Effective Date and on each anniversary of the Mazarakis Effective Date, the Company shall issue to Mr. Mazarakis 3,200,000 Subordinate Voting Shares of the Company, which will be fully vested when issued. Mr. Mazarakis is entitled to 19,000,000 RSUs settled in Subordinate Voting Shares of the Company (the “Time-Vested RSUs”). The Time-Vested RSUs shall become 30% vested upon the first anniversary of the Mazarakis Effective Date. An additional 35% shall become vested when the 30-day VWAP of the Company shares exceeds $0.85 (adjusted for dividends and stock splits) at any time on or after the second anniversary of the Mazarakis Effective Date and during the term of the agreement. Any unvested shares shall become vested when the VWAP exceeds $1.05 (adjusted for dividends and stock splits) at any time on or after the third anniversary of the Mazarakis Effective Date and during the term of the agreement. Vesting will accelerate and the Time-Vested RSUs will be 100% vested (i) in the event that Mr. Mazarakis is terminated by the Company for any reason other than for Cause (as defined in the Mazarakis Employment Agreement), (ii) upon a resignation by Mr. Mazarakis for Good Reason (as defined in the Mazarakis Employment Agreement), (iii) upon Mr. Mazarakis’ death or Disability (as defined in the Mazarakis Employment Agreement) or upon the consummation of a transaction constituting a Change in Control (as defined in the Mazarakis Employment Agreement). Mr. Mazarakis is entitled to 19,000,000 RSUs settled in Subordinate Voting Shares of the Company (the “Performance-Vested RSUs”). The Performance-Vested RSUs shall become vested as follows: 1/3 of the Performance-Vested RSUs shall become vested when the 6 month trailing, annualized, adjusted AEBITDA exceeds $150,000,000 and the net leverage of the Company is below 2.2x, an additional 1/3 shall become vested when AEBITDA exceeds $165,000,000 and the net leverage of the Company is below 2.2x, and the final 1/3 shall become vested when AEBITDA exceeds $205,000,000 and the net leverage of the Company is below 2.2x. Vesting will accelerate and the Performance-Vested RSUs will become 100% vested in the event that Mr. Mazarakis is terminated by the Company for any reason other than for Cause, upon a resignation by Mr. Mazarakis for Good Reason, upon Mr. Mazarakis’ death or Disability or upon the consummation of a transaction constituting a Change in Control.
Under the Mazarakis Employment Agreement, Mr. Mazarakis is also entitled to certain bonus payments, subject to certain conditions, in the event of (i) the refinancing of any outstanding debt of the Company not less than $80,000,000 at an effective interest rate of not more than 9.75%, (ii) the acquisition or merger with any entity where the total enterprise value of such other entity is $100,000,000 or greater, (iii) a Change of Control transaction, and (iv) the consummation of a transaction raising additional capital at a price per share greater than $1.50.
Unless terminated at an earlier date in accordance with the Mazarakis Employment Agreement, the term of Mr. Mazarakis’ employment with the Company will be for the period commencing on the first anniversary of December 17, 2024 (the “Mazarakis Effective Date”) and ending on the two-year anniversary of the Mazarakis Effective Date (the “Initial Term”). On the two-year anniversary of the Mazarakis Effective Date, and on each succeeding one year anniversary of the Mazarakis Effective Date (each an “Anniversary Date”), the Term shall be automatically extended until the next Anniversary Date (each a “Renewal Term”), subject to termination on an earlier date in accordance with the terms and conditions of the Mazarakis Employment Agreement. The Term shall cease as of the date of Mr. Mazarakis’ termination of employment.
Mr. Mazarakis will be eligible to participate in any employee benefits generally available to other employees.
The post-termination rights and benefits under the Mazarakis Employment Agreement are described below under the section entitled “Termination and Change in Control Benefits.”
Amber Shimpa: Amber Shimpa entered into an employment agreement with the Company effective December 1, 2020 (the “Initial Shimpa Employment Agreement”). The Initial Shimpa Employment Agreement had a two-year term, and Ms. Shimpa received an annual base salary of $260,000, with a potential annual cash bonus at the Company’s discretion in an amount determined by the Company’s Chief Executive Officer. The post-termination rights and benefits under the Initial Shimpa Employment Agreement are described below under the section entitled “Termination and Change in Control Benefits.” We entered into the first, second, third and fourth amendments to the Initial Shimpa Employment Agreement on February 2, 2022, December 14, 2022, February 12, 2023 and December 21, 2023, respectively (collectively, the “Amended Shimpa Employment Agreement”). The Amended Shimpa Employment Agreement, among other things, revised certain termination benefits, provided the terms of equity compensation grants, appointed her President of the Company and Chief Executive Officer of Vireo, and provided a grant of stock options to purchase 750,000 Subordinate Voting Shares and terms thereof, and a $25,000 cash bonus. In connection with Ms. Shimpa’s appoint as Chief Executive Officer, on October 9, 2024, Vireo Health, Inc. entered into a Restated Employment Agreement with Ms. Shimpa (the “Restated Shimpa Employment Agreement”). The Restated Shimpa Employment Agreement provided for Ms. Shimpa’s employment as Chief

Executive Officer and President of each of the Company and Vireo Health, Inc. and as Chief Executive Officer and President of certain of the Company’s affiliates and subsidiaries, including Vireo Health of Minnesota, LLC, Vireo Health of New York, LLC, MaryMed, LLC, and HiColor, LLC. The Restated Shimpa Employment Agreement provided for Ms. Shimpa to receive an annual base salary of US $325,000, and Ms. Shimpa was eligible to earn a cash bonus as determined by the Board in its discretion. All equity awards previously granted to Ms. Shimpa remained in full force and effect, and Ms. Shimpa was granted 1,000,000 stock options.
Joshua N. Rosen: On December 4, 2022, Joshua N. Rosen entered into an employment agreement with the Company, whereby the Company agreed to employ Mr. Rosen as its Interim President (the “Rosen President Employment Agreement”). The initial term of the Rosen President Employment Agreement was for one year, or until December 4, 2023, subject to termination on an earlier date in accordance with the terms of the employment agreement, or unless either party gave written notice of termination in accordance with the terms of the employment agreement. Pursuant to the Rosen President Employment Agreement, the Company agreed to pay Mr. Rosen an annual base salary of $300,000, with a potential annual cash bonus at the discretion and in an amount determined by the board of directors of Vireo Health, Inc., and a grant of equity compensation consisting of stock options to purchase 2,000,000 Subordinate Voting Shares. On February 12, 2023, Mr. Rosen and the Company entered into an amendment to the Rosen President Employment Agreement in which he was promoted to Interim Chief Executive Officer of the Company. In connection with Mr. Rosen’s appointment as Chief Executive Officer on May 1, 2024, Mr. Rosen entered into an employment agreement with the Company, effective January 1, 2024 (the “Rosen CEO Employment Agreement”). The Rosen CEO Employment Agreement provided for Mr. Rosen’s appointment to the position of Chief Executive Officer of the Company and for him to continue as the Interim Chief Financial Officer until the Company hired a Chief Financial Officer. Mr. Rosen’s base salary under the Rosen CEO Employment Agreement remained at $300,000, subject to review and adjustment by the Board from time to time. Pursuant to the Rosen CEO Employment Agreement, Mr. Rosen was also eligible to earn an annual cash bonus as determined by the Board in its discretion and, subject to the approval of the Compensation Committee, additional equity grants made at the Company’s discretion. Mr. Rosen also received quarterly awards of RSUs representing shares of Subordinate Voting Shares (“Quarterly Equity Awards”), the number of which was determined by dividing $50,000 by the closing price of the Subordinate Voting Shares on the most recent date prior to the date of grant. The RSUs were granted under the 2019 Plan (as defined herein), and the RSUs were to become vested upon the first to occur of (i) December 31, 2026 (subject to Mr. Rosen’s continued employment through that date), (ii) termination of Mr. Rosen’s employment other than for Cause (as defined in the Rosen CEO Employment Agreement) or (iii) Mr. Rosen’s resignation from employment for Good Reason (as defined in the Rosen CEO Employment Agreement). Mr. Rosen also was entitled to participate in the retirement plans, health plans and all other employee benefits made available by the Company.
Tyson Macdonald: On December 17, 2024, and as amended on March 6, 2025, in connection with his appointment as Chief Financial Officer of the Company, Tyson Macdonald entered into an employment agreement with the Company (the “Macdonald Employment Agreement”). Under the Macdonald Employment Agreement, the Company agreed to pay Mr. Macdonald an annualized base salary of $500,000, which will be earned by Mr. Macdonald on a pro rata basis as Mr. Macdonald performs services for the Company. For each of the Company’s fiscal years during the Term (as defined below), the Board will conduct a review and establish Mr. Macdonald’s base salary in an amount not less than the base salary in effect for the prior year.
Under the Macdonald Employment Agreement, on the first anniversary of December 17, 2024 (the “Macdonald Effective Date”) and on each anniversary of the Macdonald Effective Date, the Company shall issue to Mr. Macdonald a number of subordinate voting shares of the Company determined by dividing $800,000 by the 10-day VWAP immediately preceding the date of issuance, which will be fully vested when issued. Mr. Macdonald is entitled to 9,500,000 RSUs settled in subordinate voting shares of the Company (the “Time-Vested RSUs”). The Time-Vested RSUs shall become 30% vested upon the first anniversary of the Macdonald Effective Date. An additional 35% shall become vested when the 30-day VWAP of the Company shares exceeds $0.85 (adjusted for dividends and stock splits) at any time on or after the second anniversary of the effective date of the agreement and during the term of the agreement. Any unvested shares shall become vested when the VWAP exceeds $1.05 (adjusted for dividends and stock splits) at any time on or after the third anniversary of the Macdonald Effective Date and during the term of the agreement. Vesting will accelerate and the Time-Vested RSUs will be 100% vested in the event that the Mr. Macdonald is terminated by the Company for any reason other than for Cause (as defined in the Macdonald Employment Agreement), upon a resignation by Mr. Macdonald for Good Reason (as defined in the Macdonald Employment Agreement), upon Mr. Macdonald’s death or Disability (as defined in the Macdonald

Employment Agreement) or upon the consummation of a transaction constituting a Change in Control (as defined in the Macdonald Employment Agreement). Mr. Macdonald is entitled to 9,500,000 RSU settled in subordinate voting shares of the Company (the “Performance-Vested RSUs”). The Performance-Vested RSUs shall become vested during the Term (as defined below) as follows: 1/3 of the Performance-Vested RSUs shall become vested when the 6 month trailing, annualized, AEBITDA exceeds $150,000,000 and the net leverage of the Company is below 2.2x, an additional 1/3 shall become vested when AEBITDA exceeds $165,000,000 and the net leverage of the Company is below 2.2x, and the final 1/3 shall become vested when AEBITDA exceeds $205,000,000 and the net leverage of the Company is below 2.2x. Vesting will accelerate and the Performance-Vested RSUs will become 100% vested in the event that Mr. Macdonald is terminated by the Company for any reason other than for Cause, upon a resignation by Mr. Macdonald for Good Reason, upon Mr. Macdonald’s death or Disability or upon the consummation of a transaction constituting a Change in Control.
Under the Macdonald Employment Agreement, Mr. Macdonald is also entitled to certain bonus payments, subject to certain conditions, in the vent of (i) the refinancing of any outstanding debt of the Company not less than $80,000,000 at an effective interest rate of not more than 9.75%, (ii) the acquisition or merger with any entity where the total enterprise value of such other entity is $100,000,000 or greater, (iii) a Change of Control transaction, and (iv) the consummation of a transaction raising additional capital at a price per share greater than $1.50.
Unless terminated at an earlier date in accordance with the Macdonald Employment Agreement, the term of Mr. Macdonald’s employment with the Company will be for the period commencing on the Macdonald Effective Date and ending on the two-year anniversary of the Macdonald Effective Date (the “Initial Term”). On the two-year anniversary of the Macdonald Effective Date, and on each succeeding one-year anniversary of the Macdonald Effective Date (each an “Anniversary Date”), the Term shall be automatically extended until the next Anniversary Date (each a “Renewal Term”), subject to termination on an earlier date in accordance with the terms and conditions of the Macdonald Employment Agreement. The term shall cease as of the date of Mr. Macdonald’s termination of employment.
Mr. Macdonald will be eligible to participate in any employee benefits generally available to other employees.
The post-termination rights and benefits under the Mazarakis Employment Agreement are described below under the section entitled “Termination and Change in Control Benefits.”
Joseph Duxbury: Joseph Duxbury is an at-will employee. He receives a base salary of $165,808 and is entitled to participate in the 2019 Plan.
Dr. Kyle Kingsley: On December 28, 2020, Dr. Kingsley entered into an employment agreement with Vireo, whereby Vireo agreed to continue to employ Dr. Kingsley as Vireo’s Chief Executive Officer. The initial term of the agreement was for two years, but automatically extended for a one-year term on each succeeding one-year anniversary of the effective date of the agreement, subject to termination on an earlier date in accordance with the terms of the employment agreement, or unless either party gives written notice of non-renewal to the other party at least 180 days prior to automatic extension. Pursuant to this agreement, the Company agreed to pay Dr. Kingsley an annual base salary of $360,000, with a potential annual cash bonus at the Company’s discretion in an amount determined by the Board. On February 2, 2022, Dr. Kingsley and Vireo entered into an amendment to the employment agreement, which provided that (i) he will receive a retention bonus equal to 100% of his annual base salary on the closing date of a change in control transaction, provided he is either still employed by Vireo on such date or any termination of his employment prior thereto was not by Vireo for cause (as defined in the employment agreement) or by him without good reason (as defined in the employment agreement), (ii) previously granted equity awards that remain unvested will vest immediately prior to the closing date of a change in control transaction, provided he is either still employed by Vireo on such date or any termination of his employment prior thereto was not by Vireo for cause or by him without good reason, and (iii) amended the severance payment rights upon termination of employment after a change in control (as defined in his employment agreement) such that if his employment is terminated by Vireo without cause (as defined in his employment agreement) or by him for good reason (as defined in his employment agreement) during the twelve months following a change in control (as defined in his employment agreement), he will receive a lump sum payment equal to 200% of his annual base salary in place at the time. On February 12, 2023, Dr. Kingsley and Vireo entered into a Third Amendment to the employment agreement which (i) provided for Dr. Kingsley’s resignation as Chief Executive Officer and his appointment to the role of Executive Chairman of Vireo, (ii) lowered his annual base compensation to $260,000 per year, notwithstanding anything to the contrary in his employment agreement, and (iii) provides that all calculations of payments due to Dr. Kingsley as a result of a future separation of his employment shall be made as if his base salary were $360,000 per year. All other terms of Dr. Kingsley’s employment agreement, as previously amended, remained in effect.
Patrick Peters: On December 1, 2020, we entered into an employment agreement with Patrick Peters, in which he agreed to serve as Vireo’s Executive Vice President, Retail for an initial term of two years (the “Peters Employment Agreement”). Pursuant to the agreement, Mr. Peters received an annual base salary of $200,000, with a potential annual cash bonus at our Chief Executive Officer’s discretion and in an amount determined by our Chief Executive Officer. We entered into both the first and second amendments to the Peters Employment Agreement on February 2, 2022 (collectively the “Amended Peters Employment Agreement”). The Amended Peters Employment Agreement also provided a grant of stock options to purchase 247,141 Subordinate Voting Shares and a grant of 205,777 RSUs, each of which represents the right to receive one Subordinate Voting Share. The Peters Employment Agreement terminated when he resigned from his position effective June 14, 2024.
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table provides information about outstanding equity awards for the NEOs as of December 31, 2024.

Name	Number of Securities Underlying Unexercised Equity Awards (#) Exercisable	Number of Securities Underlying Unexercised Equity Awards (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Exercise Price ($)	Option Expiration Date
Dr. Kyle E. Kingsley	435,431	197,924(1)	—	$1.77	March 14, 2032
	335,701	335,701(2)	—	0.30	December 14, 2032
	5,100,821	—	—	0.33	May 1, 2028
	—	262,708(10)	—	—	N/A
	—	679,064(3)	—	—	N/A
	—	7,000,000(4)	—	—	N/A
Joshua N. Rosen	39,985	—	—	$1.77	March 14, 2032
	79,468	—	—	0.30	December 14, 2032
	2,000,000	—	—	0.30	December 14, 2032
	—	160,162(5)	—	0.47	August 22, 2034
	—	250,000(6)	—	0.47	August 22, 2034
	500,000	—	—	0.50	October 9, 2027
	—	16,565(11)	—	—	N/A
	—	66,273(11)	—	—	N/A
	—	121,625(11)	—	—	N/A
	—	216,450(11)	—	—	N/A
	—	134,295(11)	—	—	N/A
	—	500,000(11)	—	—	N/A
John Mazarakis	—	—	—	—	N/A
Amber Shimpa	1,050,168	—	—	$0.19	January 2, 2028
	1,860,300	—	—	0.33	May 1, 2028
	171,533	77,970(1)	—	1.77	March 14, 2032
	160,642	160,642(2)	—	0.30	December 14, 2032
	187,500	562,500(7)	—	0.25	December 20, 2033
	—	1,000,000(8)	—	0.48	October 10, 2034
	—	103,491(10)	—	—	N/A
	—	267,510(3)	—	—	N/A
Tyson Macdonald	—	—	—	—	N/A

Name	Number of Securities Underlying Unexercised Equity Awards (#) Exercisable	Number of Securities Underlying Unexercised Equity Awards (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Exercise Price ($)	Option Expiration Date
Joe Duxbury	49,310	—	—	$0.16	September 10, 2030
	30,000	—	—	0.16	November 29, 2030
	16,493	7,498(1)	—	0.16	March 14, 2032
	25,000	25,000(2)	—	0.17	January 3, 2033
	7,500	22,500(9)	—	0.25	December 20, 2033
Patrick Peters	62,465	—	—	$1.13	November 19, 2029
	406,250	—	—	1.19	November 29, 2030
	95,963	—	—	1.77	March 14, 2032
	77,228	—	—	0.30	December 14, 2032
	53,073	—	—	—	N/A
	—	68,592(3)	—	—	N/A

(1)	Options vest quarterly in equal amounts, with the final tranche vesting on March 31, 2026.
(2)	Options vest quarterly in equal amounts, with the final tranche vesting on December 31, 2026.
(3)	RSUs that settle on the third anniversary of the grant date December 14, 2022.
(4)
RSUs that 50% vest on December 17, 2025, and vest in 12.5% installments every quarter thereafter until fully vested on December 17, 2026. Once vested, these RSUs only settle upon separation from service

(5)	Options that fully vest on August 22, 2025.
(6)	Options that vest in 25% installments on the anniversary of the grant date until fully vested on August 23, 2028.
(7)	25% of these Company Options vest on December 31, 2024, and the remainder will vest ratably on the last day of each calendar quarter until fully vested on December 31, 2027.
(8)	50% of these Options vest on October 10, 2025, and the remainder will vest on October 10, 2026.
(9)	Options vest quarterly in equal amounts, with the final tranche vesting on December 31, 2027.
(10)	RSUs that settle on the third anniversary of the grant date March 15, 2022.
(11)	RSUs that settled on February 3, 2025.
Retirement Benefit Plans
The Company did not offer any retirement benefit plans to executives in 2024.
Termination and Change in Control Benefits
As described in more detail above, the Company entered into employment agreements with Mr. Mazarakis, Ms. Shimpa, Dr. Kingsley and Mr. Macdonald. The following describes the benefits to which each of these NEOs is entitled under his or her employment agreement upon certain events. Under their respective agreements, none of the NEOs is eligible for any post-termination benefits in the event of termination for Cause (as defined below) or without Good Reason (as defined below).
John Mazarakis
If Mr. Mazarakis’ employment with the Company is terminated during the term of his employment agreement by the Company without Cause or by Mr. Mazarakis for Good Reason, then the Company will, in addition to paying Mr. Mazarakis’ base salary and other compensation earned through the termination date, (a) pay an amount equal to one hundred percent (100%) of his annualized base salary as of the termination date, less all legally required and authorized deductions and withholdings, (b) accelerate the vesting of any equity incentive awards issued to Mr. Mazarakis that remain subject to any time or performance vesting criteria as of the termination date such that the equity incentive awards become fully vested as of the termination date, (c) pay any other incentive compensation, including, without limitation, any bonus payments earned but unpaid as of the termination date, (d) reimburse

Mr. Mazarakis for the cost of continuation of health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), through the earliest of: (i) the twelve month anniversary of the termination date, (ii) the date Mr. Mazarakis becomes eligible for group health insurance coverage from any other employer, or (iii) the date Mr. Mazarakis is no longer eligible to continue his group health insurance coverage under applicable law, and (e) pay up to $10,000 for outplacement services by an outplacement services provider selected by Mr. Mazarakis. The foregoing severance benefits are conditioned upon Mr. Mazarakis signing and not revoking a release of claims following his termination date. Under the Mazarakis Employment Agreement, Cause means (i) gross misconduct following a final determination by a court of competent jurisdiction; or (ii) fraud or embezzlement following a final determination by a court of competent jurisdiction. Good Reason means (i) a material diminution in responsibilities, authority or duties or a change in title or reporting responsibility, (ii) a material diminution in salary, other than a general reduction in base salaries that affects all similarly situated Company employees in substantially the same proportions, (iii) a material diminution in incentive compensation opportunities, (iv) a relocation of principal place of employment to a location more than 50 miles from his principal place of employment on the Mazarakis Effective Date, or (v) the material breach of the Mazarakis Employment Agreement by the Company, provided, however, that Good Reason shall not exist unless Mr. Mazarakis has first provided written notice to the Company of the initial occurrence of one or more of the conditions under clauses (i) through (iv) within 30 days of the condition’s occurrence, such condition is not fully remedied by the Company within 30 days after the Company’s receipt of written notice from Mr. Mazarakis, and the termination date as a result of such event occurs within 90 days after the initial occurrence of such event.
If Mr. Mazarakis’ employment is terminated by reason of his death or disability, then the Company shall (a) accelerate the vesting of any equity incentive awards issued to Mr. Mazarakis that remain subject to any time or performance vesting criteria as of the termination date such that the equity incentive awards become fully vested as of the termination date, and (b) pay any other incentive compensation, including, without limitation, any bonus payments earned but unpaid as of the termination date.
Amber Shimpa and Dr. Kyle Kingsley
If Ms. Shimpa’s or Dr. Kingsley’s employment with the Company is terminated during the term by the Company without Cause or by Ms. Shimpa or Dr. Kingsley, respectively, for Good Reason before a Change in Control (as defined below), Ms. Shimpa and Dr. Kingsley would be entitled to: (i) severance equal to 200% of her or his annualized base salary as of the termination date, less all legally required and authorized deductions and withholdings, and (ii) continued participation in the Company’s health insurance, with the Company paying the portion of the premiums it would pay if she or he were still an employee, through the earliest of: (a) the 18 months anniversary of the termination date for Ms. Shimpa and 6 months after termination for Dr. Kingsley, (b) the date she or he becomes eligible for group health insurance coverage from any other employer, or (c) the date she or he is no longer eligible to continue her group health insurance coverage with the Company under applicable law. In addition, all outstanding equity grants held by Ms. Shimpa as of the termination date that are not otherwise vested shall become vested and, in the case of stock options, immediately exercisable.
If Ms. Shimpa’s or Dr. Kingsley’s employment with the Company is terminated during the term by the Company without Cause or by Ms. Shimpa or Dr. Kingsley, respectively for Good Reason within 12 months after a Change in Control (as defined below), Ms. Shimpa and Dr. Kingsley would be entitled to: (i) severance equal to 200% of her annualized base salary as of the termination date for Ms. Shimpa and several equal to 50% of his annualized base salary as of the termination date for Dr. Kingsley, in each case less all legally required and authorized deductions and withholdings, (ii) continued participation in the Company’s health insurance, with the Company paying the portion of the premiums it would pay if Ms. Shimpa were still an employee, through the earliest of: (a) the 18 months anniversary of the termination date for Ms. Shimpa and 12 months after termination for Dr. Kingley, (b) the date she or he becomes eligible for group health insurance coverage from any other employer, or (c) the date she or he is no longer eligible to continue her group health insurance coverage with the Company under applicable law, and (iii) payment of up to $10,000.00 for outplacement services by an outplacement services provider selected by her or him.
If Ms. Shimpa’s or Dr. Kingsley’s, employment with the Company is terminated by the Company for Cause, by her or him other than for Good Reason or due to her or his death or disability, Ms. Shimpa and Dr. Kingsley, respectively, are not eligible for any post-termination benefits.
For purposes of the Restated Shimpa Employment Agreement and Dr. Kingsley’s amended employment agreement, Cause means (i) material failure to perform her or his job duties competently as reasonably determined by the Board and as set forth in any applicable job descriptions, (ii) gross misconduct which the Board reasonably determines is (or will be if continued) demonstrably and materially damaging to the Company, (iii) fraud, misappropriation or embezzlement; (iv) an act or acts of dishonesty intended to result in gain or personal enrichment at the expense of the Company, (v) conviction of or plea of nolo contendere to a felony regardless of whether involving the Company and whether or not committed during the course of employment, other than with respect to any criminal penalties related to the illegality of possessing or using Marijuana under the Controlled Substance Act, 21 U.S.C. Section 812(b); (vi) violation of the Company’s Code of Conduct, Employee Handbook or other material written policy, as reasonably determined by the Board, or (vii) the material breach of the Restated Shimpa Employment Agreement or Dr. Kingsley’s amended employment agreement, respectively, of the Restrictive Covenants Agreement.
For purposes of the Restated Shimpa Employment Agreement and Dr. Kingsley’s amended employment agreement, Good Reason means the initial occurrence of any of the following events without Ms. Shimpa’s or Dr. Kingsley’s respective consent: (i) a material diminution in responsibilities, authority or duties for any of the positions held by (without taking into account a change in title in and of itself), (ii) a material diminution in base salary, other than a general reduction in base salaries that affects all similarly situated Company employees in substantially the same proportions, (iii) a relocation of her or his principal place of employment that increases her or his commute and is more than 50 miles from her or his principal placement of employment of the effective date of the Restated Shimpa Employment Agreement or Dr. Kingsley’s amended employment agreement, respectively, or (iv) the material breach of the Restated Shimpa Employment Agreement or Dr. Kingsley’s amended employment agreement, respectively by the Company, provided, however, that Good Reason shall not exist unless she or he has first provided written notice to the Company of the initial occurrence of one or more of the conditions under (i) through (iv) within 30 calendar days of the condition’s occurrence, such condition is not fully remedied by the Company within 30 calendar days after the Company’s receipt of written notice from Ms. Shimpa or Dr. Kingsley, respectively, and the termination date as a result of such event occurs 90 calendar days after the initial occurrence of such event.
In addition, pursuant to the Restated Shimpa Employment Agreement, Ms. Shimpa will receive a cash retention bonus equal to 50% of her annual basis salary on the closing date of a Change in Control Transaction, with payment contingent on Ms. Shimpa’s continued employment through the date of the closing of the Change in Control Transaction. If Ms. Shimpa’s employment is terminated prior to the closing by the Company without Cause or by Ms. Shimpa for Good Reason, she shall be treated for these purposes as though she was employed through the closing of the Change in Control Transaction. Pursuant to the Dr. Kingsley’s amended employment agreement, Dr. Kingsley will (i) receive a cash retention bonus equal to 100% of his annual base salary on the closing date of a Change in Control Transaction, provided he is either still employed by the Company on such date or any termination of his employment prior thereto was not by the Company for Cause or by him for Good Reason, and (ii) previously granted equity awards that remain unvested will vest immediately prior to the closing date of a Change in Control transaction. Dr. Kingsley’s amended employment agreement also provides that his severance payment rights upon termination of employment after a Change in Control such that if his employment is terminated by the Company without Cause (as defined in his employment agreement) or by him for Good Reason (as defined in his employment agreement) during the twelve months following a Change in Control, he will receive a lump sum cash payment equal to 200% of his annual base salary in place at the time. If Dr. Kingsley’s employment is terminated without Cause or for Good Reason, and a Change in Control occurs (i) within six months after his termination date or (ii) within one year after his termination date, he is entitled to an additional cash payment equal to 50% of his annualized base salary in a lump sum payment no later than 10 days after the Change in Control.
For purposes of the Restated Shimpa Employment Agreement and Dr. Kingsley’s amended employment agreement, Change in Control means a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any one person, or more than one person acting as a group (“Person”) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Tyson Macdonald
If Mr. Macdonald’s employment with the Company is terminated during the term of his employment agreement by the Company without Cause or by Mr. Macdonald for Good Reason, then the Company will, in addition to paying Mr. Macdonald’s base salary and other compensation earned through the termination date, (a) pay an amount equal to one hundred percent (100%) of his annualized base salary as of the termination date, less all legally required and authorized deductions and withholdings, (b) accelerate the vesting of any equity incentive awards issued to Mr. Macdonald that remain subject to any time or performance vesting criteria as of the termination date such that the, (c) pay any other incentive compensation, including, without limitation, any bonus payments earned but unpaid as of the termination date, (d) reimburse Mr. Macdonald for the cost of continuation of health coverage pursuant to the COBRA, through the earliest of: (i) the twelve month anniversary of the termination date, (ii) the date Mr. Macdonald becomes eligible for group health insurance coverage from any other employer, or (iii) the date Mr. Macdonald is no longer eligible to continue his group health insurance coverage under applicable law, and (e) pay up to $10,000 for outplacement services by an outplacement services provider selected by Mr. Macdonald. The foregoing severance benefits are conditioned upon Mr. Macdonald signing and not revoking a release of claims following his termination date.
Separation and Consulting Agreement
On October 10, 2024, Mr. Rosen resigned as Chief Executive Officer and Interim Chief Financial Officer of the Company. In conjunction with his resignation, Mr. Rosen and the Company entered into a separation agreement (the “Separation Agreement”) dated October 9, 2024 that provides, among other things, for the grant of 500,000 RSUs, which vest in 12 equal installments commencing January 1, 2025 and ending on December 1, 2025 and 500,000 immediately exercisable stock options with an exercise price per share of $0.50. Such options expire October 9, 2027. Further, Mr. Rosen will receive salary continuation for two years at a rate of $300,000 per year. Pursuant to the Separation Agreement, the vesting of 250,000 options granted to Mr. Rosen in August 2024 were accelerated and are exercisable until October 9, 2027.
On October 10, 2024, the Company’s wholly-owned subsidiary Vireo Health, Inc. and Mr. Rosen entered into a Consulting Agreement (the “Consulting Agreement”) pursuant to which Mr. Rosen will be paid consulting fees at a rate of $1,000 per hour for his advice and involvement with certain litigation between the Company and Verano.
On June 14, 2024, Mr. Peters resigned as Executive Vice President, Retail of Vireo Health, Inc., a wholly-owned subsidiary of the Company. Mr. Peters did not receive any additional compensation in connection with his resignation.
Equity Incentive Plan
Death or Disability
In the event of the termination of a participant’s employment due to death or disability, the participant’s vested Company options will remain exercisable for six months after the termination date and unvested Company options will be terminated. Company options unexercised during that time period will be terminated.
Change in Control
In the event of a merger of the Company with or into another corporation or other entity or a Change in Control (as defined below), each outstanding award will be treated as the administrator determines (subject to the provisions of the following paragraph) without a participant’s consent, including, without limitation, that (A) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (B) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (C) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (D) (I) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment), or (II) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (E) any combination of the foregoing. In taking any of the foregoing actions, the administrator does not have to treat all awards, all awards held by a participant, or all awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the award (or portion thereof), the participant will fully vest in and have the right to exercise all of his or her outstanding Company options, including those not otherwise vested or exercisable, and the Company options will be exercisable for a period of time determined by the administrator.
An award will be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each Company Share subject to the award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Subordinate Voting Shares for each Company Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Company Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common shares of the successor corporation or its parent, the administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of a Company option for each Company Share subject to such award, to be solely common shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Subordinate Voting Shares in the merger or Change in Control.
For purposes of the 2019 Plan, Change in Control means the occurrence of any of the following events:
i.
Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that a Person acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control.

ii.
Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control.

iii.
Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

iv.
Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.

v.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

vi.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (A) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction

Other Termination
For any other termination of employment, vested Company options remain exercisable for two years after the termination date and any unvested Company options and vested Company options not exercised during this time period will be terminated.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets out information, as of December 31, 2024, with respect to outstanding security-based compensation arrangements, including under securities authorized for issuance under each of the 2018 Equity Incentive Plan (the “2018 Plan”), the 2019 Plan, and any equity issued under an employment agreement. All outstanding options under the 2018 Plan settle in Subordinate Voting Shares. Outstanding Options under the 2019 Plan settle in either Subordinate Voting Shares of Vireo or Multiple Voting Shares, at the Company’s option. All RSUs issued under the 2019 Plan or an employment agreement settle in Subordinate Voting Shares. Figures below are presented on an as-converted basis.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and RSUs ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	20,200,248(1)	0.57	16,414,731
Equity compensation plans not approved by security holders	22,359,916(2)	0.28	—
Total	42,560,164	0.42	16,414,731

(1)	This figure represents 9,973,625 outstanding Options and 10,226,623 RSUs, each granted under the 2019 Plan.
(2)
This figure represents 10,825,825 outstanding Options and 1,100,907 RSUs granted outside of the 2019 Plan to certain executive officers and employees pursuant to the terms of their employment agreements or amendments thereto, and 10,433,184 RSUs granted under the 2018 Plan.

Vireo adopted the 2019 Plan effective March 18, 2019, permitting the grant under the 2019 Plan of Options, SARs, Company RS Awards or RSUs (individually, an “Award”). In addition, from time to time, we may grant Options as incentives or compensation mechanisms for executives and directors pursuant to their employment agreements. Under the rules of the CSE, Vireo is required to seek Shareholders re-approve every three years. Approval from Shareholders was last received at the annual general and special meeting held on June 21, 2024, and will be required on or before June 21, 2027.
The Company has granted equity compensation outside of the 2019 plan. These equity grants of Options and RSUs were issued pursuant to employment agreements between the individuals and the Company.
In January 2018, Vireo U.S. adopted the 2018 Plan, which permitted the Company to grant incentive stock options, restricted shares, restricted share units, or other awards. The 2018 Plan was not approved by shareholders. Under the terms of the 2018 Plan, a total of 1,000,000 common shares were reserved for issue. No future awards will be made under the 2018 Plan.
Summary of Terms and Conditions of Equity Compensation Plans
As permitted by Item 2.8 of Form 51-102F6 to the Canadian Securities Administrators’ National Instrument 51-102, Vireo satisfied the requirements of such form by providing the information otherwise disclosed in the United States pursuant to item 402 “Executive compensation” of Regulation S-K under the Exchange Act.

BENEFICIAL OWNERSHIP OF SHARES
The following table sets forth the beneficial ownership of Vireo’s Shares as of April 22, 2025 for (i) each member of the Board, (ii) each NEO, (iii) each person known to Vireo to be the beneficial owner of more than 5% of Vireo’s securities, and (iv) the directors and executive officers as a group. Beneficial ownership is determined according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities of which a person has the right to acquire beneficial ownership within 60 days. Except as otherwise noted, each beneficial owner listed in the table has sole voting and investment power with regard to the Vireo Shares owned by such person. The ownership percentages are based on the following Vireo Shares outstanding at the close of business on April 22, 2025: 339,475,288 Subordinate Voting Shares and 278,170 Multiple Voting Shares.

	Multiple Voting Shares		Total(1)
Name and Address of Beneficial Owner	Number Beneficially Owned	% of Total Subordinate Voting Shares	Number Beneficially Owned	% of Total Multiple Voting Shares	Number of Capital Stock Beneficially Owned	% of Total Capital Stock
Chicago Atlantic Opportunities, LLC(2)	132,627,754(2)	36.7%	—	—	132,627,754	34.1%
FarmaceuticalRX LLC	31,184,875(3)	9.2%	—	—	31,184,875	8.5%
NEOs and Directors
Dr. Kyle E. Kingsley	12,675,761(4)	3.7%	—	—	12,675,761	3.4%
Joshua N. Rosen	838,226(5)	*	—	—	838,226	*
John Mazarakis	3,200,000	*	—	—	3,200,000	*
Amber Shimpa	3,639,713(6)	1.1%	8,521	3.1%	4,491,813	1.2%
Tyson Macdonald	2,840,000	*	—	—	2,840,000	*
Joe Duxbury	137,803(7)	*	—	—	137,803	*
Patrick Peters	694,979(8)	*	—	—	694,979	*
Ross M. Hussey	703,243(9)	*	16,803	6.0%	2,383,543	*
Victor E. Mancebo	637,627(10)	*	—	—	637,627	*
Judd T. Nordquist	1,082,347(11)	*	845	*	1,166,847	*
Directors and executive officers as a group (7 persons)(12)	24,778,691	7.0%	26,169	9.4%	27,395,591	7.2%

*	Represents less than 1%.
(1)	Total share values assume all outstanding Multiple Voting Shares have been converted to Subordinate Voting Shares. Each Multiple Voting Share is convertible into 100 Subordinate Voting Shares.
(2)
Reflects the Vireo Shares as reported on Amendment No. 1 to Schedule 13D filed with the SEC on April 22, 2025, on behalf of Chicago Atlantic Advisers, LLC (“CAA”), Chicago Atlantic Group GP, LLC (“CAGGP”), Chicago Atlantic Group, LP (“CAG”), Chicago Atlantic GP Holdings, LLC (“CAGPH”), Chicago Atlantic Manager, LLC (“CAM”), Chicago Atlantic Opportunity GP, LLC (“CAOGP”), and Chicago Atlantic Opportunity Portfolio, LP (“CAOP”). CAGGP is the general partner of CAG, which is the managing member of CAA, which is the investment manager of Chicago Atlantic Credit Opportunities, LLC (“CACO”) and CAOP. CAGPH is the managing member of CAM, which is the managing member of CACO. CAGPH is also the sole member of CAOGP which is the general partner of CAOP. The business address for the foregoing entities is 420 N Wabash Ave, Suite 500, Chicago, Illinois 60611. Additionally, this reflects 16,000,000 shares underlying convertible notes. On November 1, 2024, the Company entered into a joinder and tenth amendment to its existing senior secured delayed draw term loan granted pursuant to the credit agreement dated March 25, 2021, as amended, which provided a new convertible note facility with a maximum principal amount of $10 million. These convertible notes mature November 1, 2027, have a cash interest rate of 12.0% per year, are convertible into that number of the Company’s Subordinate Voting Shares determined by dividing the outstanding principal amount plus all accrued but unpaid interest on the convertible notes on the date of such conversion by a conversion price of $0.625 per share. This also reflects 6,091,179 currently exercisable warrants held collectively by the aforementioned entities.

(3)	Reflects 31,184,875 shares acquired by FarmaceuticalRX LLC in the equity raise completed by the Company in December 2024 on a private placement basis (the “Equity Raise”).
(4)
Includes 5,953,500 Options to purchase Subordinate Voting Shares that are exercisable within 60 days of April 22, 2025, and 262,708 RSUs that settle in Subordinate Voting Shares within 60 days of February 15, 2025.

(5)	Includes 2,619,453 Options to purchase Subordinate Voting Shares that are exercisable within 60 days of April 22, 2025.
(6)
Includes 3,512,692 Options to purchase Subordinate Voting Shares that are exercisable within 60 days of April 22, 2025, and 103,491 RSUs that settle in Subordinate Voting Shares within 60 days of April 22, 2025.

(7)	Includes 134,803 Options to purchase Subordinate Voting Shares that are exercisable within 60 days of April 22, 2025.
(8)
Includes 641,906 Options to purchase Subordinate Voting Shares that are exercisable within 60 days of April 22, 2025, and 53,073 RSUs that settle in Subordinate Voting Shares within 60 days of April 22, 2025.

(9)
Includes 670,073 Options to purchase Subordinate Voting Shares that are exercisable within 60 days of April 22, 2025, and 33,170 RSUs that settle in Subordinate Voting Shares within 60 days of April 22, 2025.

(10)
Includes 604,457 Options to purchase Subordinate Voting Shares that are exercisable within 60 days of April 22, 2025, and 33,170 RSUs that settle in Subordinate Voting Shares within 60 days of April 22, 2025.

(11)
Includes 1,025,647 Options to purchase Subordinate Voting Shares that are exercisable within 60 days of April 22, 2025, and 33,170 RSUs that settle in Subordinate Voting Shares within 60 days of April 22, 2025.

(12)	Includes all directors and current executive officers.
Aside from the pending mergers with (i) Deep Roots Holdings, Inc. (“Deep Roots”) (the “Deep Roots Merger”), (b) Proper Holdings, LLC, Proper Holdings Management, Inc. and NGH Investments, Inc. (the “Proper Companies”) (the “Proper Mergers”), and (c) WholesomeCo, Inc. (“Wholesome”) (the “Wholesome Merger”), the Company is not aware of any arrangements the operation of which may at a subsequent date result in a change of control of the Company.
Upon completion of the Deep Roots Merger, Wholesome Merger and Proper Mergers, it is estimated that Deep Roots shareholders will own approximately 26.6%, Wholesome shareholders will own approximately 14.2%, Proper Company shareholders will own approximately 19.3%, and the Company’s current shareholders will own approximately 39.9% of the outstanding economic interest of the Company on a fully diluted basis.
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
Aggregate Indebtedness
There is no indebtedness outstanding of any current or former director, executive officer or employee of Vireo or any of its subsidiaries which is owing to Vireo or any of its subsidiaries or to another entity which is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Vireo or any of its subsidiaries, entered into in connection with a purchase of securities or otherwise.
Indebtedness of Directors and Executive Officers Under (1) Securities Purchase and (2) Other Programs
No individual is, or at any time during the most recently completed financial year of Vireo was, a director or executive officer of Vireo, and no proposed nominee for election as a director of Vireo, or any associate of any such director, executive officer or proposed nominee: (i) is or at any time since the beginning of the most recently completed financial year of Vireo has been, indebted to Vireo or any of its subsidiaries, or (ii) whose indebtedness to another entity is, or at any time since the beginning of the most recently completed financial year of Vireo has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Vireo or any of its subsidiaries.

PROPOSAL 2: APPOINTMENT OF AUDITORS
The Audit Committee has recommended to the Board that Davidson & Company LLP be nominated for appointment by the Shareholders to serve as Vireo’s independent auditors, to audit the consolidated financial statements of Vireo as of and for the fiscal year ending December 31, 2025. Davidson & Company LLP was first appointed in March 2019.
All audit and non-audit services provided by Davidson & Company LLP to Vireo and its subsidiaries in fiscal years 2024 and 2023 are described below under the section entitled “Auditor Fees.” All fees and services described under the section entitled “Auditor Fees” were pre-approved by the Audit Committee. In addition, the Audit Committee is responsible for audit fee negotiations with Davidson & Company LLP, subject to the approval of the Board. Davidson & Company LLP has advised Vireo that it is “independent” of Vireo within the meaning of the SEC’s rules and regulations, and those of the Public Company Accounting Oversight Board. Representatives of Davidson & Company LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Vireo is asking Shareholders to appoint Davidson & Company LLP to serve as Vireo’s independent registered public accounting firm for the ensuing year and to authorize the Board to fix their remuneration. If the Shareholders do not appoint Davidson & Company LLP, Davidson & Company LLP will continue to hold office until a successor auditor is appointed.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF DAVIDSON & COMPANY LLP AS VIREO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.
Pre-Approval Policies and Procedures
The Audit Committee charter imposes a duty on the Audit Committee to preapprove all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Certain minimal non-audit services may be approved by the Chair of the Audit Committee on behalf of the committee in accordance with the requirements of NI 52-110. All other non-audit services must be approved by the Audit Committee as a whole.
Reliance on Certain Exemptions
At no time during fiscal years 2024 or 2023 has Vireo relied on the exemption in Section 2.4 of NI 52-110 (De Minimis Non-Audit Services), or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.
Vireo is a “venture issuer” as defined in NI 52-110 and is relying on the exemptions in Section 6.1 of NI 52-110 relating to Parts 3 (Composition of the Audit Committee) and 5 (Reporting Obligations).
Audit Committee Oversight
At no time since the commencement of Vireo’s most recently completed financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.
Audit Committee Education and Experience.
In addition to the qualification set out under the section entitled “Proposal 2: Election of Directors – Direction Qualifications” and the experience set out in the biographies of the committee members set out under the section entitled “Directors and Executive Officers”, the following qualifications are relevant to the performance of Mr. Nordquist’s responsibilities as an audit committee member:
Judd Nordquist, Audit Committee Chair, is a Certified Public Accountant and former partner at a Minnesota-based CPA firm, Abdo L.L.P., with over 30 years of accounting and audit experience. Mr. Nordquist has extensive experience with the application of the accounting principles and the preparation, auditing, and evaluation of financial statements.

AUDITOR FEES
The Audit Committee charter requires the pre-approval of any and all audit services and permissible non-audit services to be performed by Vireo’s independent public accounting firm. All fees and services described in the table below were pre-approved by the Audit Committee. The aggregate fees billed for professional services provided by Davidson & Company LLP for the fiscal years ended December 31, 2024 and 2023 are as follows:

	2024	2023
Audit Fees	802,859	804,406
Tax Fees(1)	106,568	75,803
All Other Fees	—	—
Total	909,427	880,209

(1)
Includes fees for services related to preparing and filing Form T1134 Information Return Relating to Controlled and Not Controlled Foreign Affiliates of Vireo and the T2 Corporation Income Tax Return together with related schedules.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee reviews the financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. In this context, the Audit Committee reviewed and discussed the 2024 Audited Financial Statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.
The Audit Committee reviewed with Davidson & Company LLP, who is responsible for expressing an opinion on the conformity of the 2024 Audited Financial Statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the consolidated financial statements and discussed the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee received from and discussed with Davidson & Company LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Davidson & Company LLP’s communications with the Audit Committee concerning independence, and discussed with Davidson & Company LLP, the firm’s independence. In addition, the Audit Committee considered whether Davidson & Company LLP’s provision of non-audit services is compatible with maintaining its independence from us.
The Audit Committee discussed with Davidson & Company LLP the overall scope and plans for the audit. The Audit Committee meets periodically, and at least quarterly, with Davidson & Company LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
In reliance on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the 2024 Audited Financial Statements in the Annual Report for filing on SEDAR+ and on EDGAR.
Submitted by the Audit Committee
Judd T. Nordquist (Chair), Ross M. Hussey Victor E. Mancebo.
OTHER BUSINESS
If any matters other than those referred to in the Notice of Meeting properly come before the Meeting, the individuals named in the Notice of Internet Availability or VIF will vote the proxies held by them in accordance with their best judgment. As of the date of this Circular, Vireo is not aware of any business other than the items referred to in the Notice of Meeting that will be considered at the Meeting.
STATEMENT OF RIGHTS
Securities legislation in the provinces and territories of Canada provides security holders of the offeree issuer with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
Vireo is currently subject to both the rules of the SEC under the Exchange Act and the provisions of the BCBCA with respect to Shareholder proposals. As clearly indicated under the BCBCA and the rules of the SEC under the Exchange Act, simply submitting a Shareholder proposal does not guarantee its inclusion in the proxy materials.
Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2026 annual meeting of Shareholders must submit their proposals by certified mail, return receipt requested, to the Secretary of Vireo on or before January 9, 2026 (which is 120 calendar days before the anniversary of the date this Circular was first sent to Shareholders), to be eligible for inclusion in our proxy statement and proxy card or VIF relating to that meeting. In the event that we hold our 2026 annual meeting of Shareholders more than 30 days before or after the one-year anniversary date of the Meeting, we will disclose the new deadline by which Shareholders’ proposals must be received by any means reasonably calculated to inform Shareholders. An untimely or incomplete proposal or nomination may be excluded from consideration at the 2026 annual meeting of Shareholders.
A Shareholder also may nominate a person for election as a director of Vireo at an annual meeting of Shareholders, other than pursuant to a Shareholder proposal under the rules of the SEC under the Exchange Act and the provisions of the BCBCA by complying with the procedures set forth in the Advance Notice provisions of the Vireo’s Articles.
Shareholder Recommendations for Director Nominations
The Vireo Articles contain advance notice provisions setting out advance notice requirements for the nomination of directors of Vireo by a Shareholder (who must also meet certain qualifications outlined in the Vireo Articles) (the “Nominating Shareholder”) at any annual meeting of Shareholders, or for any special meeting of Shareholders if one of the purposes for which the special meeting was called was the election of directors (the “Advance Notice Provision”). The following description is a summary only and is qualified in its entirety by the full text of the applicable provisions of the Vireo Articles which are available on Vireo’s website at investors.vireohealth.com/governance/governance-documents.
In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must give timely notice of such nomination in proper written form to the Secretary of Vireo at the principal executive offices of Vireo. To be timely, a Nominating Shareholder’s notice to the Secretary must be made: (i) in the case of an annual meeting of Shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of Shareholders; provided, however, that in the event that the annual meeting of Shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of Shareholders called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of Shareholders was made. The Vireo Articles also prescribe the proper written form for a Nominating Shareholder’s notice.
In addition to satisfying the requirements in the Vireo Articles, to comply with the SEC’s universal proxy rules, a shareholder intending to solicit proxies for the 2026 Annual Meeting in support of director nominees other than Vireo’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (i) no later than April 21, 2026, or (ii) if the 2026 Annual Meeting is more than 30 days before or after June 20, 2026, then no later than the later of 60 days prior to the 2026 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by Vireo.
The chairperson of the meeting has the power and duty to determine whether a nomination was made in accordance with the notice procedures set forth in the by-laws and, if any proposed nomination is not in compliance with such provisions, the discretion to declare that such defective nomination will be disregarded.
Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in the Advance Notice Provision.

HOUSEHOLDING OF MEETING MATERIALS
Intermediaries and other holders of record may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials may have been sent to multiple Shareholders in your household unless the intermediary, other holder of record or Vireo has received contrary instructions from one or more of the Shareholders. Once you have received notice from your Intermediary or other holder of record that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your Intermediary or other holder of record, or you may contact the Secretary of Vireo at the address of Vireo’s headquarters or by calling (844) 484-7366. Upon written or oral request, Vireo will promptly deliver a separate set of our proxy materials to any beneficial owner at a shared address to which a single copy of any proxy materials was delivered. To receive a separate set of proxy materials, you may write to Secretary of Vireo at the address of Vireo’s headquarters or call (844) 484-7366.
AUDITORS, REGISTRAR AND TRANSFER AGENT
The auditors of Vireo are Davidson & Company LLP at its offices in Vancouver, British Columbia. The registrar and transfer agent for the Vireo Shares is Odyssey Transfer Inc. and Odyssey, respectively, at their offices in Vancouver, British Columbia.
INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
Other than as described herein, to the knowledge of Vireo, no “informed person,” proposed director, or any associate or affiliate of any of these persons, has any material interest, direct or indirect, in any transaction since January 1, 2024, or in any proposed transaction that has materially affected or would materially affect Vireo or any of its subsidiaries. An “informed person” means, among others, (i) a director or executive officer of Vireo or of a subsidiary of Vireo, (ii) any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of Vireo or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of Vireo other than voting securities held by the person or company as underwriter in the course of a distribution, and (iii) a reporting issuer that has purchased, redeemed, or otherwise acquired any of its securities, for so long as it holds any of its securities. See “Related Party Transactions – Transactions with Related Parties” for further information regarding Mr. Mazarakis, proposed director.

RELATED PARTY TRANSACTIONS
A related party transaction includes any transaction or proposed transaction in which Vireo is or will be a participant, the aggregate amount involved exceeds the lesser of $120,000 or 1% of the average of Vireo’s total assets at year-end for the last two completed fiscal years, and any related party has or will have a direct or indirect material interest. Related parties include any person who is or was (since January 1, 2023, even if such person does not presently serve in that role) an executive officer or director of the Company, any shareholder beneficially owning more than 5% of any class of our voting securities or an immediate family member of any such persons. The Audit Committee is charged with oversight over related party transactions in which the Company is a participant.
Transactions with Related Parties
CAG, of which Mr. Mazarakis serves as partner, is an affiliate of Chicago Atlantic Admin, LLC (the “Agent”), the administrative and collateral agent under Vireo’s existing senior secured delayed draw term loan (“Credit Facility”) granted pursuant to the credit agreement dated March 25, 2021, as amended (the “Credit Agreement”). Given his ownership interest in the Agent and its affiliates, Mr. Mazarakis has an approximate 29% interest in the Company’s transactions with the Agent. As detailed in prior filings by the Company, on March 31, 2023, the Company executed a fifth amendment to its Credit Facility with the Agent. The amended Credit Facility extended the maturity date on the Company’s delayed draw loans to April 30, 2024, through the issuance of 15,000,000 Subordinate Voting Shares in lieu of a cash extension fee. These 15,000,000 shares were valued at $1,407,903 and considered a deferred financing cost.
On April 28, 2023, the Company closed on a convertible debt facility with the Agent, which enabled the Company to access up to $10,000,000 in aggregate principal amount of convertible notes (the “Convertible Notes”). The convertible debt facility had a term of three years, with an annual interest rate of 12.0%: 6.0% cash and 6.0% paid-in-kind interest. The Company ultimately drew down the full $10,000,000. For each tranche advanced, the principal amount of Convertible Notes outstanding, plus all paid-in-kind interest and all other accrued but unpaid interest thereunder, was convertible into Subordinate Voting Shares of the Company at the option of the holders at any time by written notice to the Company. If the Convertible Notes were not converted, the outstanding principal amount and unpaid paid-in-kind interest was due on April 30, 2026.
In connection with the Convertible Notes, the Company issued 6,250,000 warrants to purchase Subordinate Voting Shares to the lenders. These warrants had a five-year term, a strike price of $0.145, and were valued at $497,055.
On April 30, 2024, the Company entered into a seventh amendment to the Credit Facility with the Agent, which extended the maturity date of the Credit Facility to June 14, 2024. On June 14, 2024, the Company entered into the eighth amendment to the Credit Facility to extend the maturity date on the Company’s Credit Facility to July 31, 2024.
On July 31, 2024, the Company entered into a waiver and ninth amendment to the Credit Facility pursuant to which the Agent and the lenders party thereto waived the event of default under the Credit Agreement resulting from the Company’s failure to complete the disposition of its New York operations on or prior to January 1, 2024, extended the maturity date on the Company’s loans under the Credit Facility to January 29, 2027, adjusted and extended the deadline with respect to the Company’s ongoing disposition of its New York operations through July 31, 2025, and amended certain financial measure definitions and covenants within the Credit Agreement.
On July 31, 2024 and in connection with the ninth amendment to the Credit Facility, the Company issued 12,500,000 Subordinate Voting Shares to the lenders party to the Credit Facility in consideration for the lenders’ entry into such amendment.
On July 31, 2024, certain holders of the Convertible Notes notified the Company of their intent to voluntarily convert all of the outstanding Convertible Notes. The Convertible Notes had an outstanding balance of approximately $10.5 million, carried an interest rate of 12.0% per annum, and were convertible into Subordinate Voting Shares of the Company at an exercise price of $0.145. As a result of the conversion, the Company issued 73,016,061 Subordinate Voting Shares to such holders of Convertible Notes.
On November 1, 2024, the Company entered into a joinder and tenth amendment to the Credit Facility which provided a new convertible note facility (the “2024 Convertible Notes”) with a maximum principal amount of $10 million. The 2024 Convertible Notes mature November 1, 2027, have a cash interest rate of 12.0% per year, are convertible into that number of the Company’s Subordinate Voting Shares determined by dividing the outstanding principal amount plus all accrued but unpaid interest on the 2024 Convertible Notes on the date of such conversion by a conversion price of $0.625 per share.

As of December 31, 2024, $67,945,560 in aggregate principal amount was outstanding under the various tranches provided by the Credit Facility pursuant to the Credit Facility with Agent, and $10,000,000 was outstanding under the 2024 Convertibles Notes. These tranches accrue interest at varying rates as set forth in the Credit Facility including (i) a senior secured delayed draw term loan of up to $55,000,000 that accrues interest at the U.S. prime rate plus 10.375%, payable monthly in cash and 2.75% per annum paid in kind interest payable monthly, (ii) a loan for $4,200,000 that accrues interest at a cash interest rate of 15% per annum and 2.00% per annum paid in kind interest payable monthly, (iii) a $1,200,000 term loan which accrues interest a rate of 12.0%, and (iv) 2024 Convertible Notes that accrues interest at 12% per annum payable monthly. From January 1, 2023 to December 31, 2024, the Company paid a total of $84,000 in principal and $22,803,341 in interest under the various tranches of the Credit Facility and $177,534 in interest under the 2024 Convertible Notes. As of December 31, 2024, there were no amounts outstanding under the Convertible Notes as all of the outstanding Convertible Notes were converted into Subordinate Voting Shares on July 31, 2024. From January 1, 2023 to December 31, 2024, the Company paid an aggregate amount of $587,329 in interest on the Convertible Notes, which accrued interest at an annual interest rate of 12.0%, including 6.0% cash and 6.0% paid-in-kind.
On December 17, 2024, CA PIPE SPV, LLC entered into subscription agreements in connection with the sale by the Company of 129,536,875 Subordinate Voting Shares at a cash price of $0.625 per share for total proceeds to the Company of $80,960,547. CA PIPE SPV, LLC purchased $20,020,000 of Subordinate Voting Shares. As a partner of CAM, the manager of CA PIPE SPV, LLC, Mr. Mazarakis, has a direct material interest in the Equity Raise. The value of Mr. Mazarakis’ interest in the Equity Raise is approximately $5,800,000.
On December 27, 2024, the Company paid CAG $712,720 in consulting fees related to then-proposed business combinations of the Company with each of (i) Deep Roots Holdings, Inc., a Nevada corporation; (ii) Proper Holdings Management, Inc. and NGH Investments, Inc., both Missouri corporations; and (iii) WholesomeCo, Inc., a Delaware corporation.
Prior to his appointment as the Company’s Chief Executive Officer, Tyson Macdonald represented Deep Roots in the Deep Roots Merger as a Managing Partner for TrueRise Capital, which provided strategic financial advisory services to Deep Roots in connection with the Deep Roots Merger. Mr. Macdonald owns 60% of the equity interests of TrueRise Capital. As of the filing of the Annual Report, Deep Roots has $260,000 of fees outstanding to TrueRise Capital in connection with certain financial advisory services provided by TrueRise Capital to Deep Roots, including in connection with the Deep Roots Merger. TrueRise Capital is also entitled to a fee equal to 1.5% of the merger consideration to be paid in connection with the Deep Roots Merger, which may be adjusted to a cash fee of $1,500,000 at closing of the Deep Roots Merger.
On October 10, 2024, Vireo Health, Inc., the Company’s wholly-owned subsidiary, and Joshua Rosen entered into the Consulting Agreement pursuant to which Mr. Rosen will be paid consulting fees at a rate of $1,000 per hour for his advice and involvement with certain litigation between the Company and Verano. To date, the Company has paid Mr. Rosen $0 under the Consulting Agreement. The Consulting Agreement is attached to the Company’s Annual Report as Exhibit 10.76. See also “Item 3. Legal Proceedings – Verano” and “Item 1A. Risk Factors — We are involved in litigation with Verano, the outcome of which is uncertain.” in the Annual Report.
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
Other than as set forth herein, management of Vireo is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer of Vireo at any time since the beginning of Vireo’s last financial year or of any associate or affiliate of any such persons, in any matter to be acted upon at the Meeting.
DISTRIBUTION OF CERTAIN DOCUMENTS
The Annual Report, including the 2024 Audited Financial Statements and related management’s discussion and analysis contained therein, for financial and other information about us, and this Circular, are available on the Internet as set forth in the Notice of Internet Availability. The Annual Report is not part of this Circular.
We are required to file annual, quarterly, and current reports; proxy statements; and other reports with the SEC. Copies of these filings are available through our website at investors.vireohealth.com/financials/regulatory-filings, on the SEC’s website at www.sec.gov and on Vireo’s profile on SEDAR+ at www.sedarplus.ca. We will furnish copies of our filings (without exhibits), including this Circular and the Annual Report, without charge to any Shareholder upon request to Investor Relations at 207 South 9th Street, Minneapolis, MN 55402 USA, or by e-mail request to investor@vireogrowth.com.
APPROVAL OF THE BOARD
The contents of this Circular and the sending thereof to each director of Vireo, each Shareholder entitled to Notice of Meeting to which this Circular relates and to the auditors of Vireo has been approved by the Board.
DATED May 9, 2025.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John Mazarakis
Name: John Mazarakis
Title: Chief Executive Officer and Co-Executive Chairman of the Board

SCHEDULE “A”
CHARTER OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF VIREO HEALTH INTERNATIONAL, INC.
1.	ROLE AND OBJECTIVE
The Audit Committee (the “Committee”) is appointed by and reports to the board of directors (the “Board”) of Vireo Health International, Inc. (the “Company”). The Committee assists the Board in fulfilling its oversight responsibilities relating to accounting and financial reporting processes and internal controls for the Company and the audits of its financial statements, and in ensuring the adequacy and effectiveness of the Company’s risk management programs.
The Committee members must, to the best of their abilities and knowledge and acting reasonably, meet all applicable legal, regulatory and listing requirements, including, without limitation, those of any stock exchange on which the Company’s shares are listed and the Business Corporations Act (British Columbia) (the “BCBCA”), and all applicable securities regulatory authorities.
2.	COMPOSITION
•	The Committee is composed of three or more directors, as designated by the Board from time to time.
•
All members of the Committee must qualify as “independent” and all must be financially literate (as such terms are defined under applicable securities laws, the BCBCA and exchange requirements for audit committee purposes). One member of the Committee should qualify as an “audit committee financial expert” under Section 407 of the U.S. Sarbanes-Oxley Act of 2002.

•	Each member of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
•
Members of the Committee may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the exchange on which the Company’s shares are listed provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or be an affiliated person of the Company or any subsidiary thereof.

•	Members of the Committee shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.
•
Members of the Committee will be appointed annually at a meeting of the Board, typically held immediately after the annual shareholders’ meeting. Each member will serve until his or her successor is appointed unless (1) he or she resigns or is removed by the Board or (2) he or she otherwise ceases to be a director of the Company. Any member may be removed or replaced at any time by the Board.

•	Where a vacancy occurs at any time in the membership of the Committee, it may be filled by a vote of a majority of the Board.
•
The Chair of the Committee may be designated by the Board or, if it does not do so, the members of the Committee shall elect a chair by vote of a majority of the full Committee membership. The Chair of the Committee must be an independent director (as described above).

•	If the Chair of the Committee is not present at any meeting of the Committee, a majority of the Committee members who are present will choose one of the other members of the Committee to preside.
•
The Committee must appoint a secretary (the “Secretary”) who need not be a member of the Committee or a director of the Company. The Secretary must keep minutes of the meetings of the Committee. This role is normally filled by the Secretary or Assistant Secretary of the Company.

•	No Committee member may simultaneously serve on the audit committees of more than two other public companies with active business operations or significant assets.
•	The members of the Committee may be entitled to receive such remuneration for acting as members of the Committee as the Board may from time to time determine.

3.	MEETINGS
•
The Committee must meet at least once each calendar quarter, at the discretion of the Chair or a majority of its members, as circumstances dictate or as may be required by applicable legal or listing requirements.

•	The Chair of the Committee must prepare and/or approve an agenda in advance of each meeting.
•	Notice of the time and place of every meeting may be given orally, in writing, by facsimile or by email to each member of the Committee at least two (2) business days prior to the meeting time.
•
A member of the Committee may in any manner waive notice of the meeting. Attendance of a member at a meeting constitutes waiver of notice of such meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called.

•
Any member of the Committee may participate in the meeting of the Committee by means of telephone conference, video conference or other communication equipment, and the member participating in a meeting pursuant to this paragraph will be deemed, for purposes hereof, to be present in person at the meeting.

•	A majority of Committee members who are present in person, by video conference, by telephone, or by a combination thereof, will constitute a quorum.
•
If within one hour of the time appointed for a meeting of the Committee, a quorum is not present, the meeting shall stand adjourned to the same hour on the second business day following the date of such meeting at the same place. If at the adjourned meeting a quorum as hereinbefore specified is not present within one hour of the time appointed for such adjourned meeting, such meeting shall stand adjourned to the same hour on the second business day following the date of such meeting at the same place. If at the second adjourned meeting a quorum as hereinbefore specified is not present, the quorum for the adjourned meeting shall consist of the members then present.

•	If and whenever a vacancy exists, the remaining members of the Committee may exercise all of its powers and responsibilities so long as a quorum remains in office.
•
At all meetings of the Committee, every issue must be decided by a majority of the votes cast. In case of an equality of votes, the matter will be referred to the Board for decision. Any decision or determination of the Committee reduced to writing and executed by all of the members of the Committee will be fully effective as if it had been made at a meeting duly called and held.

•	The Committee shall have the right to determine who shall and who shall not be present at any time during a meeting of the Committee.
•
The Committee shall meet periodically in executive session separately with each of the General Counsel and the head of internal audit, if any; the CEO and CFO are also expected to be available to attend meetings of the Committee, but a portion of every meeting will be reserved for executive session, without the CEO, CFO, General Counsel, head of internal audit, if any, or any other member of management, being present.

•
The Committee may by specific invitation have other persons in attendance, including such officers, directors and employees of the Company and its subsidiaries, and other persons, including internal auditors and the Company’s independent auditor (the “Independent Auditor”), as it may see fit, from time to time, to attend at meetings of the Committee.

•	The Board may at any time amend or rescind any of the provisions hereof, or cancel them entirely, with or without substitution.
•	Minutes of Committee meetings will be sent to all Committee members.
•	The Chair of the Committee must report the Committee’s findings, activities and recommendations to the Board.
4.	RESOURCES AND AUTHORITY
•
The Committee has full access to the officers and employees of the Company and its subsidiaries and to such information with respect to the Company and its subsidiaries as it considers necessary or advisable to perform its duties and responsibilities.

•	The Committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors and resources, as it deems advisable to carry out its duties.

•
The Company shall provide appropriate funding, as determined by the Committee, for the payment of compensation to the Independent Auditor and any advisors engaged by the Committee, and for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

•	The Committee has the authority to communicate directly with the Independent Auditor and internal auditors, with or without the participation of Company management.
5.	RESPONSIBILITIES
A.	Chair
To carry out his or her oversight responsibilities, the Chair of the Committee is responsible to do the following:
•
provide leadership to the Committee with respect to its functions as described in this Charter and as otherwise may be appropriate, including overseeing the logistics of the operations of the Committee;

•
chair meetings of the Committee, unless not present (including executive sessions), and report to the Board following each meeting of the Committee on the findings, activities and any recommendations of the Committee;

•	ensure that the Committee meets on a regular basis and at least four times per year;
•	in consultation with the Committee members, establish a Committee meeting calendar;
•	establish the agenda for each meeting of the Committee, with input from other Committee members, and any other parties, as applicable;
•	ensure that Committee materials are available to any director on request;
•
act as liaison and maintain communication with the Chair of the Board and the Board to optimize and coordinate input from Board members, and to optimize the effectiveness of the Committee. This includes, at least annually and at such other times and in such manner as the Committee considers advisable, reporting to the full Board on:

•	all proceedings and deliberations of the Committee;
•	the role of the Committee and the effectiveness of the Committee in contributing to the objectives and responsibilities of the Board as a whole; and
•	the principal operating and business risks identified by management and how each is either mitigated or managed.
•	ensure that the members of the Committee understand and discharge their duties and obligations;
•	foster ethical and responsible decision making by the Committee and its individual members;
•	encourage Committee members to ask questions and express viewpoints during meetings;
•	together with the Board, oversee the structure, composition, membership and activities delegated to the Committee from time to time;
•	ensure that resources and expertise are available to the Committee so that it may conduct its work effectively and efficiently and pre-approve work to be done for the Committee by consultants;
•	facilitate effective communication between members of the Committee and management; and
•	perform such other duties and responsibilities as may be delegated to the Chair by the Board from time to time.
B.	The Committee
In general, the Committee performs a number of roles including (i) assisting directors to meet their oversight responsibilities, (ii) enhancing communication between directors and the Independent Auditor, (iii) ensuring the independence of the Independent Auditor, (iv) increasing the credibility and objectivity of financial reports and (v) strengthening the role of the directors by facilitating in-depth discussions among directors, management and the

Independent Auditor. The Committee has the specific duties and responsibilities set out below, as well as other such duties that are, in the opinion of the Board, consistent with the purpose of the Committee as stated above. The Committee has the authority to conduct any investigation appropriate to its responsibilities. The Committee has unrestricted access to the books and records of the Company and has the authority to retain, at the expense of the Company, special legal, accounting, or other consultants or experts to assist in the performance of the Committee’s duties.
The Committee is hereby delegated the duties and powers specified in Sections 224-226 of the BCBCA and, without limiting these duties and powers, the Committee will carry out the following responsibilities:
Financial Accounting and Reporting Process and Internal Controls
•
review the annual audited financial statements to satisfy itself that they are presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP” or “applicable Accounting Principles”), and report thereon to the Board and recommend to the Board whether the financial statements should be approved prior to their being filed with the appropriate regulatory authorities. The Committee will also review and approve the interim financial statements, management’s discussion and analysis relating to annual and interim financial statements, annual and interim financial press releases and any other public disclosure documents that are required to be reviewed by the Committee under any applicable law or regulation before the Company publicly discloses this information or files with the appropriate regulatory authorities. The Committee must discuss significant issues regarding applicable Accounting Principles, practices, and judgments of management with management and the Independent Auditor. The Committee must satisfy itself that the information contained in the annual audited financial statements, the interim financial statements and management’s discussion and analysis relating to such annual and interim financial statements is not significantly erroneous, misleading or incomplete and that the audit and review functions have been effectively carried out;

•
review management’s internal control report. In consultation with the Independent Auditors, the Committee will assess the integrity of management’s risk assessments and oversee the adequacy and effectiveness of internal controls over financial reporting and disclosure controls and procedures and ensure implementation of such controls and procedures;

•
be satisfied that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements, and periodically assess the adequacy of these procedures;

•
meet no less frequently than annually with the Independent Auditors and the CFO or other principal financial officer of the Company in charge of financial matters, to review accounting practices, internal controls and such other matters as the Committee, CFO or other principal financial officer of the Company, deems appropriate;

•
inquire of management and the Independent Auditors about significant risks or exposures, both internal and external, to which the Company may be subject, and assess the steps management has taken to minimize such risks;

•	review the post-audit or management letter containing the recommendations of the Independent Auditors and management’s response and subsequent follow-up to any identified weaknesses;
•	oversee the Company’s plans to adopt changes to policy choices under applicable Accounting Principles, and related disclosure obligations;
•
in consultation with the Board, ensure that there is an appropriate standard of conduct and ethics including applicable to the Company, if necessary, adopting and overseeing a corporate code of ethics for senior financial personnel;

•	establish procedures for the receipt, retention and treatment of:
•	complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and
•	confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, internal accounting controls or auditing matters; and
•	establish and review related party transaction policies and review and approve related-party transactions entered into by the Company.

Internal Auditors
•	oversee the Company’s internal audit function;
•	annually review and approve the internal audit plan including scope, procedures, timing and staffing of the audit;
•
review the results of the annual audit with the head of internal audit, including matters related to the conduct of the audit, and receive and review the head of internal audit’s interim review reports;

•	oversee the internal audit budget and staffing;
•	oversee the appointment and compensation of the head of internal audit. The head of internal audit will report functionally directly to the Committee and administratively to the CEO.
Independent Auditors
•	be directly responsible for the appointment, compensation and retention of the Independent Auditor.
•	recommend to the Board (and, if required by applicable law, regulation or listing requirement, for approval by shareholders) the selection, appointment and compensation of the Independent Auditors;
•	ensure the lead audit partner at the Independent Auditor is replaced in compliance with applicable laws;
•	directly oversee the work of the Independent Auditors, including the resolution of disagreements between management and the Independent Auditors regarding financial reporting;
•
with reference to the procedures outlined separately in “Procedures for Approval of Non-Audit Services” (attached hereto as Appendix ‘A’), pre-approve all audit and non-audit services not prohibited by law to be provided by the Independent Auditors;

•
monitor and assess the relationship between management and the Independent Auditors and monitor, confirm, support and assure the independence and objectivity of the Independent Auditors, including ensuring receipt from the Independent Auditor of a formal written statement delineating all relationships between the Independent Auditor and the Company and actively engaging in a dialogue with the auditor about any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor;

•	review and approve the Independent Auditors’ audit plan, including scope, procedures, estimated fees, timing and staffing of the audit;
•	review the results of the annual audit with the Independent Auditors, including matters related to the conduct of the audit, and receive and review the auditor’s interim review reports;
•
obtain timely reports from the Independent Auditors describing critical accounting policies and practices, alternative treatments of information within applicable Accounting Principles that were discussed with management, their ramifications, and the Independent Auditors’ preferred treatment and material written communications between the Company and the Independent Auditors;

•	review fees paid by the Company to the Independent Auditors and other professionals in respect of audit and non-audit services on an annual basis; and
•	review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former auditors of the Company.
Other Responsibilities
•	perform any other activities consistent with this Charter and governing law, as the Committee or the Board deems necessary or appropriate;
•	institute and oversee special investigations, as needed; and
•	review and assess the adequacy of this Charter annually and submit any proposed revisions to the Board for approval.
As adopted by the Board of Directors on November 19, 2020

APPENDIX A

Procedures for Approval of Non-Audit Services
1.	The external auditors to Vireo Health International, Inc. (the “Company”) must be prohibited from performing for the Company the following categories of non-audit services:
a.	bookkeeping or other services related to the Company’s accounting records or financial statements;
b.	financial information systems design or implementation;
c.	appraisal or valuation services, fairness opinion or contributions-in-kind reports;
d.	actuarial services;
e.	internal audit outsourcing services;
f.	management functions;
g.	human resources services;
h.	broker or dealer, investment adviser or investment banking services;
i.	legal services;
j.	expert services unrelated to the audit; and
k.	any other service that the Canadian Public Accountability Board, the Public Company Accounting Oversight Board or any other applicable regulatory authority determines is impermissible.
2.
In the event that the Company wishes to retain the services of the Company’s external auditors for minimal non-audit services (e.g. tax compliance, tax advice or tax planning), the Chief Financial Officer of the Company must consult with the Chair of the Audit Committee of the Board of Directors (the “Committee”), who must have the authority to approve or disapprove on behalf of the Committee, such non-audit services in accordance with the requirements set forth under the “Exemption for minimal non-audit services” provided by Section 2.3 (4) of National Instrument 52-110 - Audit Committees, whereby

a.
the aggregate fees paid for all the non-audit services that are not approved by the Committee is reasonably expected to constitute no more than five per cent of the aggregate fees paid by the Company and its subsidiary entities to the Company’s external auditor during the financial year in which the services are provided;

b.	the Company or the subsidiary entity of the issuer, as the case may be, did not recognize the services as non-audit services at the time of the engagement; and
c.	once recognized as non-audit services, the services are promptly brought to the attention of the Committee of the issuer and approved, prior to the completion of the audit, by the Committee.
3.	All other non-audit services must be approved or disapproved by the Committee as a whole as set forth herein.
4.
The Chief Financial Officer of the Company must maintain a record of non-audit services approved by the Chair of the Committee or the Committee for each fiscal year and provide a report on non-audit services to the Committee no less frequently than on a quarterly basis.

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V74646-P33938 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VIREO GROWTH INC. (THE "COMPANY")

The Board of Directors recommends you vote FOR each of the listed nominees.

Nominees:	For	Against	Abstain
1a. Dr. Kyle E. Kingsley	☐	☐	☐
1b. Ross M. Hussey	☐	☐	☐
1c. Victor E. Mancebo	☐	☐	☐
1d. Judd T. Nordquist	☐	☐	☐
1e. John Mazarakis	☐	☐	☐

The Board of Directors recommends you vote FOR Item 2.

	For	Against	Abstain
2. To appoint Davidson & Company LLP as the auditors of Vireo Growth for the ensuing year and to authorize the Board of Directors to fix their remuneration.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V74647-P33938

VIREO GROWTH INC.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
JUNE 20, 2025 10:00 AM CT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Tyson Macdonald and John Mazarakis, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the subordinate voting shares and multiple voting shares of VIREO GROWTH INC. that the shareholder(s) is/are entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders to be held at 10:00 a.m. Central Time, on June 20, 2025, at www.virtualshareholdermeeting.com/VREOF2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" each nominee for director listed in Proposal 1, "FOR" Proposal 2, and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment(s) thereof.

Continued and to be signed on the reverse side